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                                                                Exhibit 3.1(m)

                           CERTIFICATE OF DESIGNATION
                                       OF
          SERIES C SENIOR CUMULATIVE COMPOUNDING CONVERTIBLE REDEEMABLE
                                 PREFERRED STOCK
                                       OF
                               MENTUS MEDIA CORP.

                          Pursuant to the Provisions of
                           Section 151 of the General
                    Corporation Law of the State of Delaware


                  Mentus Media Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies that, pursuant to authority contained in Article IV of its Certificate of Incorporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted the following resolution:

            RESOLVED, that pursuant to authority expressly granted by Article IV of the Certificate of Incorporation of Mentus Media Corp., a Delaware corporation (the "Corporation"), the Board of Directors of the Corporation hereby creates and authorizes the issuance of a series of the preferred stock, par value $1.00 per share, of the Corporation, to consist of 90,000 shares, and hereby fixes the designation, dividend rights, voting powers, rights on liquidation or dissolution and other preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of such series (in addition to any thereof set forth in the Corporation's Certificate of Incorporation that are applicable to the Corporation's preferred stock of all series) as follows:

      1. Designation; Original Issuance; Status of Reacquired or Converted
Shares.

            (a) The designation of the series of the preferred stock, par value $1.00 per share, of the Corporation authorized hereby is "Series C Senior Cumulative Compounding Convertible Redeemable Preferred Stock" (the "Series C Preferred Stock"). The dividend rights, voting powers, rights on liquidation or dissolution and other preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of such series are as set forth in this resolution.

            (b) Shares of the Series C Preferred Stock shall be originally issued pursuant to the Purchase Agreements (as defined in Section 2 below) and, thereafter, no additional shares of Series C Stock shall be issued by the Corporation other than issuances (i) expressly provided for in Section 2.4 of the Series C Purchase Agreement, (ii) pursuant to the Pugliese Employment Agreement (as defined in Section 2 below), (iii) pursuant to the Co-Investment Agreement (as defined in Section 2 below), (i) upon permitted transfers of shares of Series C Stock or (iv) with the prior written consent of the Majority Senior Holders.

            (c) All shares of Series C Preferred Stock received by the Corporation upon conversion or redeemed, retired, purchased or otherwise acquired by the Corporation shall be retired and shall be restored
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to the status of authorized, undesignated and unissued shares of preferred stock of the Corporation and may be reissued as part of another series of the preferred stock of the Corporation, but such shares shall not be reissued as Series C Preferred Stock or Series B Preferred Stock.

      2. Certain Definitions. The terms defined in this Section 2 shall have the meanings herein specified:

            "Action" has the meaning set forth in Section 3(h).

            "Advisor" has the meaning set forth in Section 3(h).

            "Additional Shares of Common Stock" means any shares of Common Stock issued or deemed to be issued by the Corporation after the Closing Time other than shares issued upon conversion of any Series C Share.

            "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through or with one or more intermediaries, controls, is controlled by or is under common control with, such Person. The term "affiliated" (whether or not capitalized) shall have a correlative meaning. For the purposes of this definition, "control", as used with respect to any Person, means the possession, directly or indirectly through or with one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "controlled by" and "under common control with" shall have correlative meanings. For purposes hereof, no holder or group of holders (whether or not affiliated with or otherwise related to each other and whether or not acting in concert with respect to any matter or matters) of shares of Series B Preferred Stock or Series C Preferred Stock shall be deemed to be an Affiliate of the Corporation or any of its Affiliates solely by reason of the ownership of Series B Shares or Series C Shares or the possession or exercise of any right, power or privilege of the holders of Series B Shares or Series C Shares as such. For purposes hereof, neither the Corporation nor any Subsidiary shall be deemed to be an Affiliate of any TFC Holder and no TFC Holder nor any Affiliate of any TFC Holder shall be deemed to be an Affiliate of the Corporation.

            "Bankruptcy Code" means Title 11 of the United States Code.

            "Beneficial Owner" means a beneficial owner within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, as interpreted by the Commission, including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days, provided that a Person shall not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder and (ii) is not also then reportable on Schedule 13D under the Exchange Act. The terms (whether or not capitalized) "beneficially own" and "owned beneficially" shall have correlative meanings.

            "Board of Directors" means the Board of Directors of the Corporation.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in either New York, New York, or the city and state in which the principal executive offices of the Corporation within the United States are located are authorized or obligated by law or executive order to close.

            "capital stock" when used with respect to any corporation means (unless the context otherwise indicates) any and all shares of capital stock (however designated) of such corporation, including each class and series of common stock and preferred stock of such corporation, any class or series, any and all stock appreciation rights and any and all equivalents of any of the foregoing, and including any security or interest convertible into or warrant, option or other right (absolute or contingent) to subscribe for, purchase or otherwise acquire any of the foregoing, in each case whether or not evidenced by any certificate, instrument or other document and whether voting or nonvoting.

            "Change in Control" means the occurrence of any of the following:

                  (i) any "person" (within the meaning of that term as used in the Rules under Section 13(d) and 14(d) of the Exchange Act, as interpreted by the Commission), other than any TFC Holder or any Affiliate of any TFC Holder or any group or persons acting in concert which includes any TFC Holder or any Affiliate of any TFC Holder and other than Thomas Pugliese and Gerard Joyce, who was not, on the Closing Date, the Beneficial Owner, directly or indirectly, of 50% or more of the combined voting power represented by all then outstanding Common Stock of the Corporation becomes (after the Closing Date) the Beneficial Owner, directly or indirectly, of 50% or more of the combined voting power represented by all outstanding Common Stock of the Corporation, whether as a result of issuances, redemptions, repurchases or transfers of Common Stock or otherwise; or

                  (ii) the Corporation consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Corporation, in any such event pursuant to a transaction in which the outstanding Common Stock of the Corporation is converted into or exchanged for cash, securities, equity interests or other property and immediately after such transaction the Persons who were the Beneficial Owners of the outstanding Common Stock of the Corporation immediately prior to such transaction are not the beneficial owners, directly or indirectly, of more than 50% of the combined voting power represented by all then outstanding common stock of the surviving or transferee Person; or

                  (iii) the Corporation, in one or more transactions, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person or Persons; or

                  (iv) for any reason (including death or disability), Gerard Joyce and Thomas Pugliese cease to be directors of the Corporation, or Gerard Joyce ceases function as a senior executive officer of the Corporation and Thomas Pugliese ceases to function as a senior executive officer of the Corporation, unless in any such case the Corporation replaces such person in such office within 90 days and such replacement is approved by the Majority Senior Holders, which approval shall not be unreasonably withheld; or

                  (v) for any reason (including death or disability), Gerard Joyce or Thomas
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Pugliese ceases to be the Beneficial Owner, directly or indirectly, of 80% or more of the shares of Common Stock held by him on September 25, 1996 (as appropriately adjusted for any subdivision, combination, reclassification, recapitalization, reorganization, merger or other change of or in the outstanding Common Stock), other than any shares thereof which were "Restricted Shares" issued subject to forfeiture pursuant to his employment agreement with the Corporation as amended and in effect on September 25, 1996.

For purposes of determining the percentage of the combined voting power of the outstanding Common Stock beneficially owned by any particular Person as of any time, any Common Stock not actually outstanding but which is deemed to be beneficially owned by a Person through the application of the definition of "Beneficial Owner" above in this Section 2 shall be deemed to be outstanding, but no Common Stock not actually outstanding but which is deemed to be beneficially owned by any other Person through the application of such definition shall not be deemed to be outstanding. For purposes of clause (v) of this definition, Mr. Joyce or Mr. Pugliese, as the case may be, shall be deemed to continue to be the Beneficial Owner of shares of Common Stock transferred by him for estate planning purposes to his spouse or minor children or to a trust described in Section 664 of the Internal Revenue Code of 1986, as amended, of which the income beneficiaries consist exclusively of one or more of him, his spouse and his minor children, so long as Mr Joyce or Mr. Pugliese, as the case may be, continues to have the power to vote and dispose or direct the voting or disposition of such transferred shares.

            "Closing Date" means the date on which the closing of the consummation of the first issuance of Series C Shares to the Purchasers in accordance with the Series C Purchase Agreement occurs.

            "Closing Time" means 4:30 P.M., New York City time, on the Closing Date.

            "Co-Investment Agreement" means a stock purchase agreement pursuant to which Lazard, Freres & Co., any of its Affiliates or one or more other Persons who are designated by it and reasonably acceptable to the Corporation acquire shares of the Series C Preferred Stock after the Closing Date and that either is (i) substantially in the form of the Series C Purchase Agreement, provides for the purchase of Series C Preferred Stock for a total purchase price of not less than $1,000,000 and provides for the closing thereunder to occur not later than 15 Business Days after the Closing Date or (ii) is in such form and provides for the purchase and sale of such number of shares of Series C Preferred Stock for such price, at such time and on such terms and conditions as may be approved by a majority of the Board of Directors, which majority includes the Series B Director, in each case as the same may be amended from time to time in accordance with its terms and with the prior written consent of the Majority Senior Holders.

            "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

            "Common Stock" means the Common Stock, $.01 par value per share, of the Corporation as constituted on the Closing Date, and any capital stock into which such Common

Stock may thereafter be changed, and (except where the context otherwise unambiguously indicates) shall also include (i) capital stock of the Corporation of each and every other class or series (regardless of how denominated) which is also not preferred as to dividends or assets on liquidation over any other class or series of stock of the Corporation and which is not subject to redemption and
(ii) shares of common stock of any successor or acquiring corporation (as defined in Section 9(w)) received by or distributed to the holders of Common Stock of the Corporation in the circumstances contemplated by Section 9(w).

            "Company Parties" means the Corporation and its Subsidiaries.

            "Compensation Committee" has the meaning set forth in Section 7(f).

            "Conversion Price" means, as of any time, the initial price of Seventy-Seven Dollars ($77), as such initial price shall have from time to time been cumulatively adjusted pursuant to Section 9 through such time.

            "Conversion Rate" means, as of any time, the rate, determined pursuant to the second sentence of Section 9(a), at which each share of Series C Preferred Stock may be converted into Common Stock, as such rate shall have from time to time been cumulatively adjusted pursuant to Section 9 through such time.

            "Conversion Securities" means, with respect to any Series C Share at any time, each class and series of Conversion Stock, each class, series and issue of any other securities, and any Rights with respect to any of such Conversion Stock or other securities, any shares, number or other amount of which at such time are deliverable to a Holder upon conversion of any Series C Share.

            "Conversion Stock" means, with respect to any Series C Share at any time, the Common Stock, each other class or series of capital stock and any Rights with respect to any of the foregoing any shares, number or other amount of which at such time is deliverable to a Holder upon conversion of any Series C Share.

            "Convertible Securities" means evidences of indebtedness, shares of stock or other securities or obligations which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for any Common Stock, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

            "Current Market Price" means, in respect of any share of Common Stock as of any time, (i) if the Common Stock shall not then be Publicly Traded, the Fair Market Value per share of Common Stock as at such date as determined by the Board of Directors in good faith (subject to subdivision (F) of Section 9(p), if applicable), or (ii) if the Common Stock is then Publicly Traded, the average of the reported last sales prices for the 30 consecutive Trading Days commencing 40 Trading Days before the date in question. The reported last sales price for each day shall be the reported last sales price, regular way (and if no such sales take place on any day, such day shall not be a Trading Day), as reported on the New York Stock

Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, in the principal consolidated or composite transaction reporting system on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. or, if bid and asked prices for the security on each such day shall not have been reported through the National Association of Securities Dealers, Inc., the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors. As used herein, the term "Trading Day" means a day on which the New York Stock Exchange, each national securities exchange on which the Common Stock is listed and the Nasdaq National Market are open for business. The Common Stock shall be considered to be "Publicly Traded" as of any date if on such date (i) the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and (ii) the Common Stock is listed for trading on a national securities exchange registered under the Exchange Act or traded in the over-the-counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc.

            "Dividend Date" means (i) in the case of the Series C Preferred Stock, any Dividend Payment Date; and (ii) in the case of the Series B Preferred Stock, any "Dividend Payment Date" as defined in the Series B Certificate of Designation.

            "Dividend Payment Date" has the meaning set forth in Section 4(a).

            "Dividend Period" means each quarterly period from and including any Dividend Payment Date (or, in the case of the first Dividend Period, from and including the Closing Date) to but not including the next successive Dividend Payment Date.

            "Employee Option" means any option to purchase Common Stock for cash which is granted by or with the approval of the Compensation Committee to any director, officer, employee or consultant of the Corporation or any subsidiary of the Corporation pursuant to either (i) the Corporation's 1993 Stock Option Plan or the Corporation's 1994 Stock Option Plan as in effect on the Closing Date or (ii) any other option plan adopted by the Corporation after the Closing Date with the prior approval of the Majority Senior Holders, in each case as the same may be amended from time to time with the prior approval of the Majority Senior Holders.

            "Entity" means any corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, other unincorporated business or organization or other Person which is not either a natural person or a governmental authority or agency.

            An "equity interest" in or of any Entity includes any capital stock or other equity security issued by such Entity, any partnership (general or limited) or joint venture interest in such Entity, any other equity, ownership, participating or beneficial interest in such Entity, any stock appreciation or other equity appreciation right with respect to such Entity, and any equivalent of any of the foregoing, regardless of how denominated and whether voting or non-voting, and any security or interest convertible into or warrant, option or other right (absolute or contingent) to subscribe for, purchase or otherwise acquire, any of the foregoing, in each case whether or not evidenced by any certificate, instrument or other document and whether voting or nonvoting.

            "Election Form" has the meaning set forth in Section 3(g).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Rights" means all Rights (including stock options issued pursuant to the Corporation's 1993 Stock Option Plan and the Corporation's 1994 Stock Option Plan) and Convertible Securities, including the Series A Preferred Stock and the Series B Preferred Stock, but not including any Series C Shares, which were outstanding at the Closing Time.

            "Fair Market Value" means, in respect of any security, asset or other property, the price at which a willing seller would sell and a willing buyer would buy such security, asset or other property having full knowledge of the facts, in an arm's-length auction transaction without time constraints, and without being under any compulsion to buy or sell. The determination of the Fair Market Value of the Corporation, the Common Stock or any other capital stock of the Corporation shall be determined on a going concern or liquidation basis, whichever yields the higher result, on the basis of the assumption that the management and other key employees of the Corporation and its subsidiaries will continue to be employed indefinitely and without treating as liabilities the amount, if any, (i) payable or which may become payable by the Corporation pursuant to the indemnification provisions of the TFC Series B Purchase Agreement, the Co-Investment Agreement or any Purchase Agreement, (ii) any indebtedness of the Corporation to Gerard P. Joyce subject to the Agreement, dated as of September 25, 1996, among the Corporation, Mr. Joyce and the TFC Partnerships, as amended, or (iii) in the case of any Participation Event, any indebtedness or liability of the Corporation or any of its subsidiaries to its controlling Person or Persons or any of their respective Affiliates. In the case of a determination of the Fair Market Value of a share of capital stock of the Corporation as of any time, if such capital stock is Publicly Traded at such time, the Fair Market Value of a share of such capital stock shall be the Current Market Price thereof as of such time and (ii) if such capital stock is not Publicly Traded at such time, the Fair Market Value of a share of such capital stock shall be the price determined as of such time in accordance with the first three sentences of this definition, without giving effect to any discount for a minority interest, to the fact that such capital stock is not Publicly Traded, to any lack of liquidity of such capital stock or to the fact (if true) that the Corporation has no class of equity security registered under the Exchange Act.

            "Holder" means a Person in whose name any Series C Share is registered on the books of the Corporation maintained for such purpose.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "Insolvency Law" means the Bankruptcy Code and any other law, foreign, federal or state, relating to bankruptcy, receivership, reorganization, insolvency, adjustment, compromise or extension of debt or other relief of a debtor from creditors.

            "Investor Approved Action" has the meaning set forth in Section
3(h).

            "Investor Preferred Stock" means the Series B Preferred Stock or the Series C Preferred Stock.

            "Investor Preferred Share" means any Series B Share or Series C
Share.

            "Issue Date" means, with respect to any Investor Preferred Share, the date of original issuance of such Investor Preferred Share. The date of original issuance of the Series C Shares issued pursuant to any Purchase Agreement or the Co-Investment Agreement is or shall be deemed to be the Closing Date. The date of original issuance of each Series B Share issued pursuant to the TFC Series B Purchase Agreement or any of the "Other Purchase Agreements" referred to therein is September 25, 1996.

            "Junior Stock" means (i) each class or series of Common Stock, (ii) the Series A Preferred Stock of the Corporation, (iii) any other class or series of capital stock of the Corporation hereafter created, other than (A) the Series B Preferred Stock, (B) any class or series of Parity Stock (except to the extent provided under clause (iv) of this sentence) and (C) any class or series of Senior Stock (except to the extent provided under clause (iv) of this sentence), and (iv) any class or series of Parity Stock or Senior Stock to the extent that it ranks junior to the Series C Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause
(iv) above, a class or series of Parity Stock or Senior Stock shall rank junior to the Series C Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Series C Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

            "Liquidation Price" means, as of any time:

                  (i) in the case of any Series C Share, the sum of (A) Seventy-Seven Dollars ($77.00) plus (B) an amount equal to all unpaid dividends accrued on such Series C Share since the Issue Date thereof which, pursuant to

                  Section 4(b) hereof, have been added to and remain part of the Liquidation Price as of such time of determination, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends; and

                  (ii) in the case of any Series B Share, the "Liquidation Price" of such Series B Share as of such time as defined in and determined in accordance with the Series B Certificate of Designation.

            "Majority Holders" means, as of any time, the holder or holders of record of at least a majority of the Series C Shares then outstanding.

            "Majority Senior Holders" means, as of any time, the holder or holders of Series B Shares, Series C Shares or both having an aggregate Liquidation Price representing more than 50% of the total Liquidation Price of all Series B Shares and Series C Shares then outstanding.

            "Outstanding Common Shares" means, as of any time, all issued and outstanding shares of Common Stock as of such date, except shares then owned or held by or for the account of the Corporation or any subsidiary thereof. Outstanding Common Shares shall not include any shares issuable upon exercise, conversion or exchange of any Series B Shares, Series C Shares or other Rights or Convertible Securities or issuable in payment of any dividend or other distribution which has been declared but not actually paid, nor any other shares which have not actually been issued.

            "Parity Stock" means (i) the Series B Preferred Stock, (ii) the Series C Preferred Stock and (iii) each class or series of capital stock of the Corporation, if any, hereafter created with the approval of the Majority Senior Holders and ranking on a parity basis with the Series C Preferred Stock as to any of dividends, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank on a parity as to dividends, rights of redemption or rights on liquidation with shares of Series C Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of the Series C Preferred Stock if the holders of such stock shall be entitled to the receipt of dividends, amounts distributable upon dissolution, liquidation or winding up of the Corporation or redemption payments, as the case may be, in proportion to their respective dividend rates, liquidation prices or redemption prices, respectively, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series C Preferred Stock. No class or series of capital stock that ranks junior to the Series C Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series C Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

            "Participation Amount" means, with respect to any share of Investor Preferred Stock as of any time, the aggregate amount that would be payable to the holder of such share pursuant subsections (a) and (b) of Section 5 hereof if it were assumed that at such time (i) the assets of the Corporation were sold in a tax-free transaction for cash equal to the Fair Market Value of the Corporation determined as of such time and (ii) the Corporation was dissolved and liquidated, and the cash proceeds of the deemed sale of the Corporation's assets were distributed to the Corporation's stockholders, including the holders of the Investor Preferred Stock, the Series A Preferred Stock and the Common Stock, in accordance with their respective preferences and priorities upon dissolution and liquidation of the Corporation. For purposes of the calculation of the Participation Amount as of any time, it shall be assumed that (i) all Rights and Convertible Securities, including the Series A Preferred Stock, but excluding the Series B Preferred Stock and the Series C Preferred Stock, that are exercisable at such time were either exercised or not exercised, whichever would result in the greatest payment to the holders thereof in the event of the assumed dissolution and liquidation of the Corporation at such time as provided in the first sentence of this definition, and (ii) all shares of Series B Preferred Stock or Series C Preferred Stock then outstanding continue to be outstanding and are not converted into Common Stock.

            "Participation Event" means (i) any Change in Control, or (ii) any consolidation, merger, binding share exchange or reorganization to which the Corporation is party, except a consolidation, merger, share exchange or reorganization in which the Corporation is the continuing corporation and which does not result in any exchange or conversion of the outstanding shares of any class or series of capital stock of the Corporation, any distribution, issuance of securities or payment of other consideration to the holders of the outstanding shares of any class or series of capital stock of the Corporation, or change in the outstanding shares of any class or series of capital stock of the Corporation (other than an increase in the number of shares thereof issued and outstanding) or (iii) any sale, assignment, conveyance, leasing or other disposition, in one or more transactions, of all or substantially all of its assets to any Person or Persons.

            "Person" means any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

            "Preferred Interest" as applied to the equity interests of any Person means equity interests of any class or classes (however designated) which are preferred as to the payments of dividends or distributions, as to rights of redemption or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over equity interests of any other class of such Person.

            "Publicly Traded" is defined under the definition of "Current Market Price" above in this Section 2.

            "Pugliese Employment Agreement" means the Employment Agreement, dated August 1, 1990, between the Corporation and Thomas Pugliese, as amended pursuant to the Amendment to Employment Agreement dated September 25, 1996 and the Second Amendment to Employment Agreement dated the Closing Date, as the same may be amended from time to time with the approval of the Series B Director, the Series C Director or the Majority Senior Holders.

            "Purchase Agreements" means (i) the Series C Purchase Agreement; and
(ii) one or more other stock purchase agreements, dated as of the Closing Date, among the Corporation and certain purchasers named therein of shares of Series C Preferred Stock, as the same may be amended from time to time in accordance with its or their respective terms and with the prior written consent of the Majority Senior Holders.

            "Purchasers" means each of the TFC Partnerships and Pulitzer Publishing Company.

            "Qualified IPO" means either (i) consummation of an initial public offering of the Corporation's Common Stock generating proceeds of at least $20 million on a pre-money equity valuation of at least $308 per share of Common Stock (as appropriately adjusted for stock splits, reverse splits, stock dividends or other reclassifications, reorganizations or similar events affecting the capital stock of the Corporation, the record date for which occurs after the Closing Date) or (ii) any date at which all of the following statements are true: (A) the Common Stock is registered under Section 12(b) or
Section 12(g) of the Securities Exchange Act of 1934, as amended, (B) the Common Stock is listed for trading on a national securities exchange registered under the Exchange Act or traded in over-the-counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc., (C) the average daily trading volume of shares of the Common Stock reported by such exchange or quotation systems for the period of 5 consecutive trading days prior to such date of closing has exceeded 0.7% of the number of shares of Common Stock actually issued and outstanding on such date and (D) the average closing price for the period of 20 consecutive trading days before such date is at least $308 per share (as appropriately adjusted for stock splits, reverse splits, stock dividends or other reclassifications, reorganizations or similar events affecting the capital stock of the Corporation, the record date for which occurs after the Closing Date).

            "Record Date" means, for dividends payable on any Dividend Payment Date, the fifteenth day of the month immediately preceding such Dividend Payment Date or if any such day is not a Business Day, then on the next preceding or the next following Business Day, as and if designated by the Board of Directors.

            "Redeemable Equity" of any Person means any equity interest of such Person that by its terms or otherwise, absolutely, contingently or otherwise, is required to be redeemed or is redeemable at the option of the holder thereof at any time.

            "Redemption Agent" has the meaning set forth in Section 6(f).

            "Redemption Date" as to any share of Series C Preferred Stock shall mean:

                  (i) in the case of a redemption pursuant to Section 6(a), the date specified in the notice of redemption given in accordance with Section 6(e); or

                  (ii) in the case of a redemption pursuant to Section 6(b) on the fifth anniversary of the Closing Date, the date of such anniversary; or

                  (iii) in the case of a redemption pursuant to Section 6(c), the tenth Business Day after the Section 6(c) Election Notice is given;

provided that in none of the foregoing cases shall such date be a Redemption Date unless (A) the applicable Redemption Price is actually indefeasibly paid in full on such date or (B) such date is a Business Day and the consideration sufficient for the payment thereof, and for no other purpose, has been indefeasibly deposited in a trust fund with the Redemption Agent, with irrevocable instructions and authority to the Redemption Agent to pay the Redemption Price, all in accordance with Section 6(f), and if the Redemption Price is not so indefeasibly paid in full or the consideration sufficient therefor is not so indefeasibly deposited, then the Redemption Date will be the date on which such Redemption Price indefeasibly and is fully paid or the first Business Day on which the consideration sufficient for the payment thereof, and for no other purpose, has been so indefeasibly deposited.

            "Redemption Price" means:

                  (i) as to any share of Series C Preferred Stock that is to be redeemed on any Redemption Date pursuant to any subsection of
                  Section 6, the redemption price determined pursuant to such subsection; and

                  (ii) in the case of any Series B Share as of any time, the "Redemption Price" of such Series B Share as of such time as defined in and determined in accordance with the Series B Certificate of Designation.

            "Reference Price" means, as of any time, the higher of (x) the Conversion Price then in effect or (y) the Current Market Price per share of the Common Stock determined as of such time.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated

September 25, 1996, among the Corporation, the TFC Partnerships and certain other stockholders of the Corporation, as amended by the First Amendment thereto dated as of the Closing Date and as the same may be further amended from time to time in accordance with its terms.

            A "Reorganization Event" shall be deemed to have occurred upon the happening of any of the following:

            (i) the appointment of a receiver or trustee to administer all or a substantial portion of the Corporation or any Significant Subsidiary's assets which shall remain in effect for 30 days;

            (ii) the filing by the Corporation or any Significant Subsidiary of a voluntary petition for relief under any Insolvency Law or of a pleading in any court of record admitting in writing its inability to pay its debts as they become due;

            (iii) the making by the Corporation or any Significant Subsidiary of a general assignment for the benefit of creditors;

            (iv) the filing by the Corporation or any Significant Subsidiary of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a petition for relief filed against it in any proceeding under any Insolvency Law; or

            (v) the entry of an order, judgment or decree by any court of competent jurisdiction granting relief against the Corporation or any Significant Subsidiary in a proceeding under any Insolvency Law.

            "Rights" means any options, warrants or other rights (except Convertible Securities and the Series C Preferred Stock), however denominated, to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

            "Section 6(c) Election Notice" has the meaning set forth in Section 6(c).

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

            "Senior Stock" means each class or series of capital stock of the Corporation, if any, hereafter created with the approval of the Majority Senior Holders and ranking prior to the Series C Preferred Stock as to dividends, rights of redemption or rights on liquidation, as the case may be. Capital stock of any class or series shall rank prior to the Series C Preferred Stock as to dividends, upon redemption or upon liquidation if the holders of such class or series shall be entitled to the receipt of dividends, payments on redemption or payments of amounts distributable upon the dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series C Preferred Stock. No class or series of capital stock that ranks junior to or on parity with the Series C Preferred Stock as to rights on liquidation shall rank or be deemed to rank as senior to the Series C Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

            "Series A Preferred Stock" means the 8.25% Convertible Preferred Stock, par value $1.00 per share, of the Corporation.

            "Series B Certificate of Designation" means the Certificate of Designation setting forth the resolution of the Board of Directors creating and authorizing the issuance of the Series B Preferred Stock and filed with the Delaware Secretary of State pursuant to Section 151 of the Delaware General Corporation Law or any successor provisions of the Corporation's Certificate of Incorporation, as the same may have been amended prior to or concurrently with the Closing Time and thereafter may be further amended.

            "Series B Director" means any director of the Corporation elected by the holders of the Series B Shares voting as a separate class.

            "Series B Preferred Stock" means the Series B Senior Cumulative Compounding Redeemable Convertible Preferred Stock, par value $1.00 per share, of the Corporation.

            "Series B Share" means any issued and outstanding share of Series B Preferred Stock. In no event shall shares of Series B Preferred Stock owned or held by or for the account of the Corporation or any subsidiary thereof be deemed to be issued and outstanding for any purpose.

            "Series C Certificate of Designation" means the Certificate of Designation setting forth the resolution of the Board of Directors creating and authorizing the issuance of the Series C Preferred Stock and filed with the Delaware Secretary of State pursuant to Section 151 of the Delaware General Corporation Law or any successor provisions of the Corporation's Certificate of Incorporation, as the same may have been amended prior to or concurrently with the Closing Time and thereafter may be amended.

            "Series C Director" has the meaning set forth in Section 7(a).

            "Series C Preferred Stock" has the meaning set forth in Section
1(a).

            "Series C Purchase Agreement" means the Stock Purchase Agreement, dated the Closing Date, among the Corporation and the Purchasers, as the same may be amended from time to time in accordance with its terms.

            "Series C Share" means any issued and outstanding share of Series C Preferred Stock. In no event shall shares of Series C Preferred Stock owned or held by or for the account of the Corporation or any subsidiary thereof be deemed to be issued and outstanding for any purpose.

            "Significant Subsidiary" means a subsidiary in which the Corporation's and its other subsidiaries' (i) investments in and advances to the subsidiary exceed 15% of the total assets of the Corporation and its subsidiaries consolidated as of the end of the most recently completed fiscal year, (ii) proportionate share of the total assets of the subsidiary exceeds 15% of the total assets of the Corporation and its subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exceeds 15% of such income of the Corporation and its subsidiaries consolidated for the most recently completed fiscal year.

            "Stockholders Agreement" means the Stockholders Agreement, dated September 25, 1996, among the Corporation, the TFC Partnerships and certain other stockholders of the Corporation, as amended by the First Amendment thereto, dated the Closing Date, among the original parties thereto and the Purchasers other than the TFC Partnerships and as the same may be further amended from time to time in accordance with its terms.

            "Subsidiary" means, as of any time, each Entity as to which any of the following statements is true as of such time:

            (i) such Entity is an Affiliate of the Corporation which is controlled by the Corporation, or

            (ii) the Corporation owns or controls, directly or indirectly through one or more intermediaries, 50% or more of the outstanding equity interests in such Entity having ordinary voting power to elect a majority of the members of the board of directors or joint venture, partnership or other management committee, trustees, managers or other Persons ordinarily having the power, authority or responsibility for managing or directing the management of such Entity, or

            (iii) the Corporation, directly or indirectly through one or more intermediaries, is entitled under ordinary circumstances to 50% or more of the profits or losses of such Entity or to receive upon dissolution and liquidation of such Entity 50% or more of the assets available for distribution to the holders of equity interests in such Entity, or

            (iv) such Entity is a partnership (general or limited), joint venture or other unincorporated Entity and the Corporation or another Subsidiary is a general partner or joint venturer thereof or has liability for the debts and obligations thereof over and above its investment therein, and in the case of any of clauses (i), (ii) and (iii), disregarding any voting power, equity interests or other rights or interests which any Person other than the Corporation or another Subsidiary Corporation would or might have upon the happening of any contingency, the satisfaction of any condition or the occurrence of any event which has not happened, been satisfied or occurred as of such time.

            "TFC Holder" means (i) each of the TFC Partnerships and (ii) each other Person who (A) at any time acquires any Investor Preferred Shares directly or indirectly from any TFC Holder in a transaction or chain of transactions not involving a public offering within the meaning of the Securities Act and (B) was designated, by the TFC Holder from whom such Investor Preferred Shares were acquired, as a TFC Holder in a written notice delivered to the Corporation, in each case for so long as any such Person continues to hold any Investor Preferred Share.

            "TFC Partnerships" means 21st Century Communications Partners, L.P., a Delaware limited partnership, 21st Century Communications T-E Partners, L.P., a Delaware limited partnership, and 21st Century Communications Foreign Partners, L.P., a Delaware limited partnership.

            "TFC Series B Purchase Agreement" means the Stock Purchase Agreement, dated September 25, 1996, among the Corporation and the TFC Partnerships, as the same may be amended from time to time in accordance with its terms.

            "Valuation Committee" means a committee of the Board of Directors composed of (i) the Series B Director or, during any period that there is no Series B Director, the Series C Director, (ii) one or more independent directors (as defined in Section 8(f) hereof) and (iii) not more than one other director.

            "Wholly Owned Subsidiary" means an Entity all of the equity interests of which at the time are owned beneficially and of record by the Corporation, one or more Wholly Owned Subsidiaries of the Corporation or the Corporation and one or more Wholly Owned Subsidiaries of the Corporation.

      3. Rank; Certain Restrictions; Fractional Shares; Certain Notices to be Given; Actions to Facilitate Redemption.

            (a) Rank. The Series C Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption (i) rank on a parity basis with the Series B Preferred Stock and
(ii) rank prior to (A) the Common Stock, (B) the Series A Preferred Stock and
(C) any other class or series of capital stock of the Corporation, whether now existing or hereafter created, except (in the case of this subclause (ii)(C) only) the Series B Preferred Stock or any other class or series of Parity Stock or Senior Stock hereafter created and issued with the prior approval of the Majority Senior Holders, to the extent otherwise provided for by the terms of such other class or series of Parity Stock or Senior Stock set forth in the instrument creating and authorizing such Parity Stock or Senior Stock, provided that such terms shall have been furnished in writing to and approved by the Majority Senior Holders.

            (b) Certain Restrictions on Payments in Respect of Capital Stock. Except if and to the extent expressly authorized by Section 3(e) or with the prior approval of the Majority Senior Holders so long as any Series C Preferred Stock is outstanding, the Corporation shall not, and shall cause each of the Subsidiaries not to:

                  (i) declare or pay dividends on, or declare or make any other distribution, whether in cash, property, securities or any other form of consideration, to the holders of or otherwise with respect to, the Common Stock, the Series A Preferred Stock or any other class or series of capital stock of the Corporation now existing or hereafter created other than the Series B Preferred Stock or the Series C Preferred Stock;

                  (ii) redeem, purchase or otherwise acquire for cash, property, securities or any other form of consideration any Common Stock, Series A Preferred Stock or any other class or series of capital stock of the Corporation now existing or hereafter created other than the Series B Preferred Stock or the Series C Preferred Stock;

                  (iii) declare or pay dividends on, or make any other distribution to the holders of or otherwise with respect to any Parity Stock, whether in cash, property, securities or any other form of consideration, except dividends declared and paid ratably on the Series C Preferred Stock and each class or series of Parity Stock as to which dividends are payable or in arrears so that the amount of dividends declared and paid per share of the Series C Preferred Stock and per share of each class or series of such Parity Stock are in proportion to the respective total amounts of unpaid dividends accrued with respect to the Series C Preferred Stock and all such classes and series of Parity Stock;

                  (iv) subject to Section 3(c) hereof, redeem, purchase or otherwise acquire for cash, property, securities or any other form of consideration any Series B Shares or Series C Shares otherwise than in accordance with the respective terms thereof, but conversion of any Series B Shares or Series C Shares in accordance with their respective terms shall not be deemed to be a redemption, purchase or other acquisition subject to this clause or Section 3(c) hereof; or

                  (v) set aside, pursuant to a sinking fund or otherwise, any cash, property, securities or other form of consideration for any of the foregoing purposes.

            (c) Pro Rata Redemptions and Purchases. If any date or event shall occur that requires the Corporation to redeem any Series B Shares or Series C Shares and the Corporation has insufficient legally available funds to redeem all Series B Shares and Series C Shares then required to be redeemed, then: (i) the Corporation shall give written notice to such effect to the holders of Investor Preferred Shares as soon as practicable (and in any event not later than ten Business Days) prior to the applicable Redemption Date; and (ii) subject to the third sentence of this subsection, (A) the funds legally available for such purpose shall be applied to redeem the Series B Shares and Series C Shares then required to be redeemed ratably in proportion to the respective full amounts to which the holders of shares of each such series would be entitled if the Corporation had sufficient legally available funds to redeem all Series B Shares and Series C Shares then required to be redeemed and (B) as and when the Corporation has additional legally available funds, it shall apply such funds to redeem the balance of the Series B Shares and Series C Shares so required to be redeemed proportionately as provided in subclause (ii)(A) of this sentence. In the event of any such partial redemption, the shares of either series to be redeemed shall be selected on a pro rata basis from among all holders of the shares that series required to be redeemed. At any time after a notice from the Corporation is given pursuant to the first sentence of this subsection and before the applicable Redemption Date, either the Majority Holders or the holders of a majority of the shares of Series B Preferred Stock then outstanding (the "Majority Series B Holders") may notify the Corporation in writing that such Majority Holders or Majority Series B Holders, as the case may be, object to partial redemptions as provided in the first sentence of this subsection. If such a written objection is given, the Corporation shall not make any such redemption of any Series B Shares or Series C Shares unless or until it is otherwise instructed in writing by both the Majority Holders and the Majority Series B Holders. Unless otherwise determined by the Majority Senior Holders, the Corporation shall not, and shall cause each of the Subsidiaries not to, otherwise purchase or acquire for value any shares of Series B Preferred Stock or Series C Preferred Stock unless (i) such purchase or other acquisition is made pursuant to an offer made on the same terms to all holders of shares of Series B Preferred Stock and all holders of Series C Preferred Stock, except for differences in price proportionate to any differences in the respective Liquidation Prices of the two series and (ii) there are simultaneously purchased or otherwise acquired on such terms all shares which such holders elect to tender for purchase or other acquisition; provided, that if the aggregate purchase price for all shares tendered for purchase exceeds the aggregate amount offered by the Corporation, the purchase shall be made proportionately between the Series B Shares and the Series C Shares tendered so that the aggregate amount received by the holders of tendered shares of either series shall be proportionate to the ratio that the aggregate Liquidation Price of all tendered shares of that series bears to the aggregate Liquidation Price of all shares of both series tendered for purchase, and the shares of either series purchased by the Corporation shall be selected on a pro rata basis from among all holders who tendered shares of that series. Nothing contained in this Section 3(c) is intended to eliminate, qualify, modify or limit the rights of the holders of any Investor Preferred Shares under any provision of this resolution, including Section 3(h), or the Series B Certificate of Designation, including the provisions thereof corresponding to Section 3(h) hereof, or any other rights or remedies which such holders may have at law, in equity, by contract or otherwise in the event of the failure of the Corporation to redeem any Investor Preferred Shares as and at the times that would be required but for the provisions of this Section 3(c).

            (d) Restriction on Dividends, Redemptions, Etc. by Subsidiaries. So long as any shares of Series C Preferred Stock or Series C Preferred Stock shall be outstanding, without the prior approval of the Majority Senior Holders, the Corporation will not permit any Subsidiary that is not a Wholly Owned Subsidiary to declare or pay any dividend on or declare or make any other distribution to the holders of or otherwise with respect to any equity interest in such Subsidiary (whether in cash, property, securities or any other form of consideration) nor redeem, purchase or otherwise acquire for cash, property or any other form of consideration any equity interest in such Subsidiary, other than (i) distributions of available cash in excess of the amount required for operating expenses, debt service, budgeted capital expenditures, reasonable reserves for working capital and liabilities and other amounts reasonably necessary for the continued efficient operation of the business of such Subsidiary as reasonably determined by the Board of Directors or (ii) distributions of cash to the extent necessary to permit the Corporation to pay dividends on the Series B Preferred Stock or Series C Preferred Stock on a current basis or to make redemption payments or payments on liquidation to the holders of the Series B Preferred Stock or Series C Preferred Stock as and when required, provided, in each case, that no holder (other than the Corporation or a Wholly Owned Subsidiary) of any equity interest in any Subsidiary making any such permitted distribution receives more than its proportionate share (based on the percentage of outstanding equity interests in such Subsidiary held by such holder) of any such permitted distribution. The Corporation will not, without the prior approval of the Majority Senior Holders, permit any of the Subsidiaries to issue any Preferred Interest other than issuances to the Corporation or a Wholly Owned Subsidiary.

            (e) Certain Exceptions. If, after the Closing Date, the Corporation, with the prior approval of the Majority Senior Holders, creates and issues any class or series of Parity Stock or Senior Stock, the restrictions contained in
Section 3(b) shall be subject to such exceptions, if any, expressly provided for by the terms of such Parity Stock or Senior Stock set forth in the instrument creating and authorizing such Parity Stock or Senior Stock, provided that such terms shall have been furnished in writing to and approved by the Majority Senior Holders.

            (f) Fractional Shares. Fractional shares of Series C Preferred Stock may be issued, either upon original issuance pursuant to any Purchase Agreement or the Co-Investment Agreement or otherwise as permitted by Section 1(b) or from time to time thereafter upon transfers or exchanges of outstanding shares (or fractional shares) thereof or certificates therefor. Each fractional share of Series C Preferred Stock, if any, outstanding shall be entitled to ratably proportionate voting and approval rights with respect to all matters submitted for the vote of or approval by holders of the Series C Preferred Stock and a ratably proportionate amount of all dividends accruing, declared or paid with respect to each outstanding whole share of Series C Preferred Stock pursuant to Section 4 and of all payments due or made with respect to each outstanding whole share of Series C Preferred Stock pursuant to Section 5 or Section 6; all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared) and shall be payable in the same manner and at the same time as provided for in Section 4 with respect to dividends on each outstanding whole share of Series C Preferred Stock; and all such payments pursuant to Section 5 or Section 6 with respect to such outstanding fractional shares shall be payable in the same manner and at such time as provided for in
Section 5 or Section 6 (as the case may be) with respect to such payments on each outstanding whole share of Series C Preferred Stock. The holder of each such fractional share shall otherwise be entitled to all of the rights, powers, preferences, and be subject to the same qualifications, limitations and restrictions, as the holders of whole shares of the Series C Preferred Stock, including conversion rights pursuant to Section 9.

            (g) Certain Notices and Other Obligations Relating to Participation Event or Reorganization Event. If the Corporation agrees or the Board of Directors passes a resolution authorizing the Corporation to voluntarily consummate or take, or assist any one or more of the holders of its Common Stock in consummating or taking, any transaction or action which would, if consummated, result in a Participation Event, or if the Corporation receives formal written notice that one or more of the holders of its Common Stock have agreed to engage in any such transaction, then it shall send to each holder of Series C Preferred Stock and each holder of the Series B Preferred Stock, at least 15 days prior to the scheduled or anticipated closing of such transaction (or, in the case where the Corporation receives formal written notice of such transaction, immediately upon receiving such formal written notice if such notice is received less than 15 days prior to the scheduled or anticipated closing of such transaction), a written notice which will summarize the material terms of such transaction, and if any of such terms change in any material respect prior to such closing, the Corporation shall promptly notify the holders of the Series C Preferred Stock and the holders of the Series B Preferred Stock in writing. If any Participation Event occurs, the Corporation shall give the holders of the Series C Preferred Stock and the holders of the Series B Preferred Stock written notice thereof promptly, and in any event not later than the fifth Business Day after the Corporation has knowledge of such occurrence, and such notice shall summarize the material facts relating to such Participation Event. If the Corporation plans or the Board of Directors passes a resolution authorizing the Corporation, or any Significant Subsidiary's Board of Directors or other governing body plans or authorizes such Significant Subsidiary, to take any voluntary action intended to result in any Reorganization Event, or if the Corporation receives formal written notice that any other Person plans to take or has taken any action intended to result in an involuntary Reorganization Event, then it shall immediately send to each holder of Series C Preferred Stock and each holder of the Series B

Preferred Stock (or, in the case where the Corporation receives formal written notice of such action, immediately upon receiving such formal written notice), a written notice to that effect stating the material relevant facts relating thereto and shall thereafter keep each such holder apprised on a current basis of all related material developments. If any Reorganization Event occurs, the Corporation shall give the holders of the Series C Preferred Stock and the holders of the Series B Preferred Stock written notice thereof promptly, and in any event not later than the next Business Day after the Corporation has knowledge of such occurrence, and such notice shall summarize the material facts relating to such Reorganization Event. Each notice given by the Corporation pursuant to the second or fourth sentence of this Section 3(g) shall be accompanied by an appropriate form (an "Election Form") by which the holders of the Series C Preferred Stock and the holders of the Series B Preferred Stock may elect whether or not to require the Corporation to redeem their shares of the Series C Preferred Stock in accordance with the terms of Section 6(c) or their shares of the Series B Preferred Stock in accordance with the terms thereof (as the case may be). If, at any time within a period of 15 days after Election Forms are mailed, the Corporation shall have received completed Election Forms from the Majority Senior Holders electing to require the Corporation to redeem the Series B Shares, Series C Shares or both held by them, the Corporation shall promptly thereafter redeem from all holders of Series C Preferred Stock and all holders of Series B Preferred Stock, in accordance with Section 6(c) and the other applicable provisions of this resolution and the applicable provisions of the Series B Certificate of Designation, respectively, all outstanding shares of Series C Preferred Stock and Series B Preferred Stock; provided, however, that the Corporation shall not voluntarily consummate or take, or assist any of the holders of its Common Stock in consummating or taking, any transaction or action which would result in a Participation Event unless (i) prior to the date such transaction is closed or such action is taken, the procedures specified in this
Section 3(g) shall have been followed and the period of 15 days referred to in this sentence shall have expired; (ii) if the Corporation would be required to redeem all shares of Series B Preferred Stock and all shares of Series C Preferred Stock by virtue of such Participation Event, the Corporation shall have (A) deposited with a Redemption Agent funds sufficient to redeem on the applicable Redemption Date all Series C Shares required to be redeemed at the applicable Redemption Price and (B) deposited with a "Redemption Agent" funds sufficient to redeem on the applicable "Redemption Date" all Series B Shares required to be redeemed at the applicable "Redemption Price," as such quoted terms are defined in and determined in accordance with the Series B Certificate of Designation; and (iii) the Corporation shall have given written notice of its compliance with clause (ii) of this sentence to each holder of Series C Preferred Stock or Series B Preferred Stock. The provisions of this Section 3(g) shall apply successively to each Change of Control or Reorganization Event which may occur.

            (h) Actions to Facilitate Required Redemptions. If, at any time that any redemption of any shares of Investor Preferred Stock is, or with the passage of time after any notice will be, required by any provision of this resolution, the Corporation is in material violation or breach of the terms of any material indebtedness of the Corporation or a default or event of default with respect to or under any material indebtedness of the Corporation exists and has not been waived or cured, if the Corporation is insolvent under applicable law, or if the Corporation's capital is impaired under the law of the jurisdiction of incorporation, or if any such violation, breach, default, event of default, insolvency or impairment of capital or any material violation of law would result from such redemption, then the Corporation shall (i) promptly give written notice to such effect to the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock, (ii) subject to the applicable provisions of the Stockholders Agreement, take, as hereafter provided in this
Section 3(h), all reasonable lawful actions to cure or avoid such violation, breach, default or event of default, to restore or preserve its solvency or to cure or avoid such impairment of capital, in each case as necessary to enable the Corporation to make such redemption to the fullest extent possible, including (A) the sale of additional equity securities, (B) any necessary action under applicable law to reduce the Corporation's stated capital or otherwise increase the Corporation's surplus or other funds legally available, (C) additional borrowings by, or a refinancing of the debt of, one or more Company Parties, (D) asset sales by one or more Company Parties and (E) sales of one or more Company Parties to third parties and (iii) no later than thirty days after the date of delivery of the notice referred to in clause (i) of this sentence, engage (at the Corporation's sole expense) a nationally recognized independent investment banking firm reasonably acceptable to the Majority Senior Holders (such firm, the "Advisor") in order to advise and assist the Corporation in connection with the actions to be taken by the Corporation (each such action, an "Action"), including without limitation the actions enumerated in subclauses
(A)-(E) of clause (ii) of this sentence. The Corporation and the Advisor shall submit to the holders of the Series C Preferred Stock and the holders of the Series B Preferred Stock, no later than sixty days after the date of the notice referred to in clause (i) of the immediately preceding sentence, a proposal setting forth the Actions proposed to be taken by the Corporation. Any proposed Action that is approved by the affirmative vote of the Majority Senior Holders and by the Investors (as defined in the Stockholders Agreement), pursuant to the Stockholders Agreement (if such approval is required by the terms thereof) (each, an "Investor Approved Action") shall be pursued by the Corporation in good faith as quickly as practicable. In the event that the Investor Approved Actions include a sale of a Company Party or assets of a Company Party, then no later than 120 days after such approval (one hundred fifty days if the Advisor assisting in the sale shall advise the Corporation in writing that such additional period is reasonably likely, in its good faith judgment, to result in a higher price being obtained in such sale) or such later date as may be agreed upon by the Corporation and the Majority Senior Holders, the Board of Directors shall accept the highest bid submitted for such sale deemed by the Advisor to represent an "adequate" price for such assets or such Company Party (the values of such bids to be determined by the Advisor). Any holder of shares of Series C Preferred Stock or Series B Preferred Stock and any Affiliate of any such holder or of the Corporation shall be entitled to submit its own bid in the competitive bidding process. In the event that the Investor Approved Actions include (i) a sale of additional equity securities or debt securities of any Company Party or
(ii) additional borrowings by or a refinancing of the debt of any Company Party, the Corporation will take and cause each other affected Company Party to use its best efforts to consummate such proposed Action within 120 days after such approval or by such later date as may be agreed upon by the Corporation and the Majority Senior Holders. Consistent with his or her fiduciary duties as a director of the Corporation, each director of the Corporation (whether or not a Series C Director) shall approve the taking by the Corporation of each Investor Approved Action and, if any approval or other action by any of the Corporation's stockholders is required by applicable law in order to authorize, or otherwise in connection with, the taking of such Investor Approved Action, shall recommend that such stockholders give such approval and take such other action, but this sentence shall not be construed as establishing any requirement for unanimous approval by the Board of Directors in order to authorize any Investor Approved Action or otherwise the vote required under applicable law, this resolution or the Corporation's Certificate of Incorporation. Nothing contained in this Section 3(h) is intended to eliminate, qualify, modify or limit the rights of the holders of the Series C Preferred Stock or the holders of the Series B Preferred Stock under any provision of the Series C Certificate of Designation or the Series B Certificate of Designation, respectively, or any other rights or remedies which such holders may have at law, in equity or by contract in the event of the failure of the Corporation to redeem shares of Series C Preferred Stock or Series B Preferred Stock as and when required by the Series C Certificate of Designation or the Series B Certificate of Designation.

      4. Dividends.

            (a) Dividend Rate; Dividend Payments Dates; Etc. The holders of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends, in preference and priority to dividends on any Junior Stock, that shall accrue on the Liquidation Price of each share of the Series C Preferred Stock at the rate of fourteen and eight-tenths percent (14.8%) per annum, from and including the Issue Date of such share to and including the date on which the Liquidation Price (plus unpaid dividends as described in Section 5(a) hereof) or Redemption Price of such share is made available pursuant to
Section 5 or Section 6, respectively, or such share is converted pursuant to
Section 9 or Section 10. Accrued dividends on the Series C Preferred Stock shall be payable on September 1, 1997 and thereafter quarterly on each December 1, March 1, June 1 and September 1 of each year (each a "Dividend Payment Date"), to the holders of record of the Series C Preferred Stock as of the close of business on the applicable Record Date. Dividends shall be fully cumulative and shall accrue on a daily basis based on a 365- or 366-day year, as the case may be, without regard to the occurrence of a Dividend Payment Date and whether or not such dividends have been declared and whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends. Whenever the Board of Directors declares any dividend pursuant to this Section 4(a), notice of the applicable Record Date and related Dividend Payment Date shall be given, not more than 45 days nor less than 10 days prior to such Record Date, to the holders of record of the Series C Preferred Stock at their respective addresses as the same appear on the books of the Corporation or are supplied by them in writing to the Corporation for the purpose of such notice.

            (b) Compounding of Dividends. On each Dividend Payment Date, all dividends that have accrued on each share of Series C Preferred Stock during the immediately preceding Dividend Period shall, to the extent not paid on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Liquidation Price of such share effective as of such Dividend Payment Date and shall remain a part thereof to and including the date on which the Liquidation Price (plus unpaid dividends as described in Section 5(a) hereof) or Redemption Price of such share is made available pursuant to Section 5 or Section 6, respectively. No accrued dividends (or dividends accrued thereon) which have been added to Liquidation Price of any Series C Share may be subsequently declared or, except in accordance with Section 5 or Section 6, paid by the Corporation without the consent of the Majority Senior Holders.

            (c) Pro Rata Declaration and Payment of Dividends. All dividends paid with respect to shares of the Series C Preferred Stock pursuant to this
Section 4 shall be declared and paid pro rata to all the holders of the shares of Series C Preferred Stock outstanding as of the applicable Record Date.

      5. Distributions Upon Liquidation, Dissolution or Winding Up.

            (a) Payment of Liquidation Price. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Investor Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution to the holders of any Junior Stock (in their capacities as holders of such Junior Stock) shall be declared, made or provided for or any cash, property or other consideration shall be set aside for such purpose, an amount in cash or property at its Fair Market Value, as reasonably determined by the Board of Directors in good faith, or a combination thereof, for each share of Investor Preferred Stock, equal to the sum of the Liquidation Price of such share of Investor Preferred Stock as of the date of the payment or distribution thereof to the holders of the Investor Preferred Stock plus all unpaid dividends accrued on such share during the period from and including the applicable Dividend Date immediately preceding such date (or the Issue Date for such share if there was no prior Dividend Date) through and including such date of payment or distribution (whether or not such unpaid dividends have been earned or declared).

            (b) Participating Distributions. Subject to Section 5(c), if, in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full to the holders of the Series C Preferred Stock, the Series B Preferred Stock and the holders of all other classes or series of Parity Stock, if any, which rank on a parity basis with the Investor Preferred Stock with respect to distributions upon such liquidation, dissolution or winding up of the respective preferential amounts to which they are entitled, the Corporation shall at any time distribute to the holders of its shares of Common Stock or any other class or series of Junior Stock any cash, property or other consideration, the holders of the Investor Preferred Stock shall be entitled to receive, for each share of Investor Preferred

Stock held, an amount per share of the Investor Preferred Stock equal to the amount that a holder of one share of the Investor Preferred Stock would have been entitled to receive as a record holder of the number of shares of Common Stock or such class or series of other Junior Stock (as the case may be) had such share of Investor Preferred Stock been converted in accordance with Section 9 hereof, in the case of the Series C Preferred Stock, or in accordance with the Series B Certificate of Designation, in the case of the Series B Preferred Stock, immediately prior to the record date for such distribution (or, if no such record date is fixed, immediately prior to any other time as of which the holders of Common Stock or other Junior Stock entitled to participate in such distribution was determined). The holders of the Investor Preferred Stock shall be entitled to a distribution of fractional shares or interests in any securities or other property distributed as contemplated by this subsection to the extent that holders of Common Stock or such other Junior Stock are entitled to receive the same. The holders of shares of the Investor Preferred Stock on the applicable record date (or other effective time) shall be entitled to receive in lieu of such fractional shares or interests the same consideration as is payable to holders of the Common Stock or other Junior Stock in respect of which such distribution is made. If there are no fractional shares or interests payable to holders of the Common Stock or such other Junior Stock, the holders of shares of the Investor Preferred Stock on the applicable record date (or other effective time) shall receive in lieu of such fractional shares or interests the Fair Market Value thereof as determined by the Board of Directors in good faith. If the holders of Common Stock or such other Junior Stock are entitled to make any election with respect to the kind or amount of securities or other property receivable by them in any distribution that is subject to this subsection, the kind and amount of securities or other property that shall be distributable to each holder of shares of Investor Preferred Stock shall be based on (i) the election, if any, made by such holder of Investor Preferred Stock in writing to the Corporation on or prior to the last date on which a holder of Common Stock or such other Junior Stock may make such an election or
(ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities or other property is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable by holders of shares of Investor Preferred Stock who do not make such election on a timely basis shall be based on the kind or amount of securities or other property receivable by a plurality of the shares held by the nonelecting holders of Common Stock or such other Junior Stock). Concurrently with the delivery to holders of Common Stock or such other Junior Stock of any document pursuant to which such holders may make an election of the type referred to in this subsection, the Corporation shall deliver a copy thereof to the holders of record of shares of the Investor Preferred Stock as of the date used for determining the holders of record of Common Stock or such other Junior Stock entitled to such delivery, which document shall be used by the holders of record of shares of the Investor Preferred Stock to make such an election. Distributions to which holders of Investor Preferred Stock are entitled to receive pursuant to this Section 5(b) are in addition to those distributions to which they are entitled pursuant to
Section 5(a).

            (c) Limit on Participating Payments. The right of the holders of Investor

Preferred Stock to participate in distributions to holders of the Common Stock or any other class or series of Junior Stock pursuant to Section 5(b) shall terminate at such time as the total amount distributed to the holders of the Investor Preferred Stock pursuant to Section 5(a) and Section 5(b) equal, for each share of Investor Preferred Stock held, Three Hundred and Eight Dollars ($308) per share.

            (d) Pro Rata Distributions to Senior Holders. If, upon distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit payment in full to the holders of the Investor Preferred Stock and the holders of all other classes or series of Parity Stock, if any, which rank on a parity basis with the Investor Preferred Stock with respect to distributions upon such liquidation, dissolution or winding up of the respective preferential amounts to which they are entitled, then the entire assets of the Corporation available for distribution to stockholders shall be distributed ratably to such holders in proportion to the respective full preferential amounts to which the shares of Investor Preferred Stock and all such other classes and series of Parity Stock would otherwise be entitled. For purposes of this subsection (d), the "preferential amounts" to which the holders of the Series C Preferred Stock or the Series B Preferred Stock are entitled shall be the amounts determined pursuant to Section 5(a) and shall not include any amounts to which they are or may become entitled pursuant to Section 5(b).

            (e) Merger, Sale of Assets, Etc. For purposes of this Section 5, no Participation Event shall in and of itself be considered to be a liquidation or winding up of the Corporation; provided, however, that if the Corporation shall fail to redeem, as and when required by Section 6 hereof and the corresponding provisions of the Series B Certificate of Designation, all shares of Investor Preferred Stock required to be redeemed as a result of such Participation Event, then the Majority Senior Holders may elect, by written notice to the Corporation at any time (either before, after or during any proceedings initiated under Section 3(h) hereof or the corresponding provisions of the Series B Certificate of Designation), to require that such Participation Event be treated as a liquidation, dissolution or winding up of the Corporation entitling the holders of the Series B Preferred Stock and the Series C Preferred Stock and the holders of the Common Stock and other Junior Stock, if any, to receive, at the closing, the respective amounts specified above in this Section 5. Nothing contained in this Section 5(e) is intended to eliminate, qualify, modify or limit the rights of the holders of the Series C Preferred Stock or the holders of the Series B Preferred Stock under any provision of the Series C Certificate of Designation or the Series B Certificate of Designation, respectively, or any other rights or remedies which such holders may have at law, in equity or by contract in the event of the failure of the Corporation to redeem shares of Series C Preferred Stock or Series B Preferred Stock as and when required by the Series C Certificate of Designation or the Series B Certificate of Designation.

            (f) Record Date and Notice. Unless the Majority Senior Holders otherwise agree in writing, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

            (i) Any distribution to the holders of capital stock of the Corporation of any class or series of assets of the Corporation available for distribution to its stockholders will be made to the holders of record of such class or series on a record date that is not less than 10 days nor more than 30 days prior to the date such distribution is proposed to be made (each, a "Distribution Date").

            (ii) The Corporation shall give to each holder of Investor Preferred Stock at least 20 days' prior written notice of the record date to be fixed for any payment or distribution to any of the holders of any capital stock of the Corporation of any class or series. In addition to any other information required by this resolution, the Series B Certificate of Designation, any contract or applicable law, such notice shall describe in reasonable detail each payment or distribution proposed to be made, identify all classes and series of capital stock that will participate in such payment or distribution and the relative participations of the holders of each such class or series and state the record date and Distribution Date for such payment or distribution. Such notice shall be accompanied by a statement, in reasonable detail, showing the amount, kind and value of all assets of the Corporation available for payment or distribution to its stockholders. After any such notice is given, the Corporation shall promptly furnish to each holder of Investor Preferred Stock any information that such holder may reasonably request relating to the liquidation, dissolution or winding up of the Corporation and its assets and liabilities, including any information reasonably requested and in the possession of the Corporation in order to assist such holder in determining whether to exercise any right to convert any or all of such holder's shares of Investor Preferred Stock into Common Stock or other Junior Stock.

            (iii) The Investor Preferred Shares shall continue to be convertible into Common Stock in accordance with the respective terms thereof unless and until such holders have received indefeasible payment of the full preferential amounts to which they are entitled pursuant to Section 5(a). Once such payment in full has been indefeasibly made, the Investor Preferred Shares no longer shall be convertible, but the holders thereof shall continue to be entitled to participating distributions pursuant to Section 5(b).

      6. Redemption.

            (a) At Corporation's Option. At any time after the Closing Date and prior to the fifth anniversary of the Closing Date, all but not less than all of the Series B Shares and the Series C Shares may be redeemed at the option of the Corporation at the Redemption Price equal to Three Hundred and Eight Dollars ($308.00) per share. Unless otherwise approved by the Majority Senior Holders, the Corporation shall not exercise its right of redemption pursuant to this Section 6(a) unless such redemption does not and shall not result in impairment of the Corporation's capital, otherwise result in a violation of applicable law or result in a material breach, violation, default or event of default under any agreement or instrument to which the Corporation is a party or by or to which it or its assets are bound or subject and unless the Corporation is not then insolvent and would not be rendered insolvent as a result of such redemption.

            (b) Mandatory Redemption. The Corporation shall redeem, on the fifth anniversary of the Closing Date, all shares of Series C Preferred Stock then outstanding at a Redemption Price per share equal to the sum of the Liquidation Price of such share determined as of the applicable Redemption Date plus all unpaid dividends (whether or not earned or declared) accrued on such share during the period from and including the Dividend Payment Date immediately preceding such Redemption Date through and including such Redemption Date.

            (c) Redemption at Option of Holders Upon Participation Event or Reorganization Event. In the event of the occurrence of a Participation Event or any Reorganization Event, the Majority Senior Holders shall have the right to require the Corporation to redeem, on the applicable Redemption Date, all of the outstanding shares of the Investor Preferred Stock. Such right may be exercised by one or more Election Forms or any other written notices (collectively, a "Section 6(c) Election Notice") to such effect which, collectively, have been signed by the Majority Senior Holders and given to the Corporation at any time after the date of occurrence of such Participation Event or Reorganization Event (as the case may be) and prior to the expiration of the period of 15 days after written notice of such occurrence is given to the holders of the Investor Preferred Stock pursuant to Section 3(g) or, if the penultimate sentence of
Section 3(g) is applicable, at any time within the period of 15 consecutive days after the written notice referred to in clause (iii) of such sentence is given; provided, however, that in the case of any Reorganization Event, such 15-day period shall be extended by a number of days equal to the number of days, if any, during which either the exercise of such right or the redemption by the Corporation of the Investor Preferred Stock shall be enjoined, stayed or otherwise prevented or delayed by order or decree of any court or tribunal. In the case of a redemption of the Investor Preferred Stock pursuant to this
Section 6(c) in connection with a Reorganization Event or in connection with a Participation Event under clause (v) of the definition of "Change in Control" in
Section 2 resulting solely from the death of Gerard Joyce or Thomas Pugliese, the Redemption Price per share of the Series C Preferred Stock shall be equal to the sum of the Liquidation Price of such share determined as of the applicable Redemption Date plus all unpaid dividends (whether or not earned or declared) accrued on such share during the period from and including the Dividend Payment Date immediately preceding the applicable Redemption Date (or the Issue Date of such share, if the first Dividend Payment Date for such share has not yet occurred) through and including such Redemption Date. In the case of a redemption of the Investor Preferred Stock pursuant to this Section 6(c) in connection with a Participation Event other than any under clause (v) of the definition of "Change in Control" in Section 2 resulting solely from the death of Gerard Joyce or Thomas Pugliese, the Redemption

Price per share of the Series C Preferred Stock shall be equal to the lesser of
(i) Three Hundred and Eight Dollars ($308) or (ii) the sum of (x) the Liquidation Price of such share determined as of the applicable Redemption Date, plus (y) all unpaid dividends (whether or not earned or declared) accrued on such share during the period from and including the Dividend Payment Date immediately preceding the applicable Redemption Date (or the Issue Date of such share, if the first Dividend Payment Date for such share has not yet occurred) through and including such Redemption Date plus (z) the Participation Amount calculated as of the Redemption Date.

            (d) Form and Source of Redemption Payments. The Redemption Price for all shares redeemed pursuant to Section 6(a), Section 6(b) or Section 6(c) shall be paid in cash from unrestricted funds legally available for such purpose.

            (e) Notice of Redemption. Notice of any redemption by the Corporation pursuant to Section 6(a), Section 6(b) or Section 6(c) shall be given to the holders of record of the shares of Investor Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of the Corporation or are supplied by them in writing to the Corporation for the purpose of such notice. In the case of a redemption pursuant to Section 6(a) or
Section 6(b), such notice shall be given not more than 45 days nor less than 10 days prior to the applicable Redemption Date; and in the case of a redemption pursuant to Section 6(c), such notice shall be given not earlier than the date the related Section 6(c) Election Notice is given nor later than the tenth Business Day prior to the applicable Redemption Date. In addition to any information required by law or by the applicable rules of any national stock exchange or national interdealer quotation system, such notice shall set forth the Redemption Price, the Redemption Date, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed, and shall state the name and address of the Redemption Agent appointed in accordance with Section 6(f).

            (f) Deposit of Redemption Price. If any shares of Investor Preferred Stock are to be redeemed pursuant to Section 6(a), Section 6(b) or Section 6(c), then on or before the applicable Redemption Date the Corporation shall deposit, in an irrevocable trust fund for the sole purpose of redeeming the shares of Investor Preferred Stock to be redeemed on such Redemption Date, with any bank or trust company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at least $250,000,000 or having capital, undivided profits and surplus aggregating at least $250,000,000 on a consolidated basis with such bank's or trust company's parent, provided, however, that, in such case, such parent has guaranteed all of the existing and future obligations of such bank or trust company (a "Redemption Agent"), immediately available unrestricted funds legally available for such purpose sufficient to redeem for the applicable Redemption Price on such Redemption Date the shares of Investor Preferred Stock called for redemption or otherwise required to be redeemed in accordance with Section 6(a), Section 6(b) or Section 6(c) with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of the Corporation, to pay, commencing on such Redemption Date or prior thereto, the Redemption Price of the shares of Investor Preferred Stock to be redeemed to their respective holders upon the surrender of their share certificates and, from and after the later of the date of such deposit and such Redemption Date, such shares shall be deemed to be no longer outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the right to receive payment, as provided in this resolution, of the Redemption Price of such shares, calculated through such Redemption Date, upon surrender of the certificates therefor. Any funds so deposited with the Redemption Agent by the Corporation and unclaimed for six months from the Redemption Date shall (unless an applicable escheat or abandoned property law designates another Person) be paid to the Corporation, after which repayment the holders of such shares of Investor Preferred Stock shall look to the Corporation for the payment of the Redemption Price therefor, without interest.

      7. Board Representation.

            (a) Right to Elect Director. The holders of the Series C Preferred Stock shall be entitled to vote as a separate class for the election of one director of the Corporation. The director whom, at any time and from time to time, the holders of the Series C Preferred Stock elect or are entitled to elect voting as a separate class is sometimes herein referred to as the "Series C Director". Subject to earlier death, resignation or removal pursuant to Section 7(c), each Series C Director elected or appointed at any time as provided herein shall serve until the next annual meeting of the Corporation's stockholders and his or her successor shall have been elected as provided herein. At their option and in their sole discretion and for any one or more periods of any length of time, the Majority Holders at any time and from time to time may choose not to exercise their right to elect a Series C Director or to fill any vacancy existing in the office of the Series C Director, without prejudice to any subsequent exercise of such right. In such event, the Majority Holders may (in their sole discretion) choose to have a representative appointed by them attend any one or more meetings of the Board of Directors as an observer, and such representative shall be entitled to receive the same notices of meetings of and proposed actions by the Board of Directors as directors generally.

            (b) Manner of Election. Subject to the last sentence of this Section 7(b), Series C Directors shall be elected (and if such directors previously have been elected and any vacancy shall exist, such vacancy shall be filled) either
(i) by written consent of the Majority Holders given in accordance with Section 8(a); or (ii) by the vote of the Majority Holders voting as a separate class and in accordance with Section 8(b), at (A) annual meetings of the shareholders of this Corporation, or (B) a special meeting of the holders of Series C Preferred Stock for the purpose of electing such directors (or filling any such vacancy), to be called by the Secretary of this Corporation upon the written request of the holders of record of 5% or more of the number of shares of Series C Preferred Stock then outstanding; provided, however, that if the Secretary of this Corporation shall fail to call any such special meeting within 10 days after any such request, such meeting may be called by any holder or holders of 5% or more of the number of shares of Series C Preferred Stock then outstanding. Notwithstanding the foregoing, the Secretary shall not be entitled to call any such special meeting in the case of any such request received by this Corporation less than 45 days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called, the holders of Series C Preferred Stock shall be entitled to vote (as a class) at such annual meeting to elect the Series C Director (or to fill any such vacancy).

            (c) Removal. Any Series C Director may at any time and from time to time be removed, with or without cause, by and only by the Majority Holders. Any vacancy in the office of Series C Director resulting from death, resignation or removal or existing for any other reason whatsoever may be filled only by the Majority Holders. Any director elected to fill a vacancy shall serve the same remaining term as that of his or her predecessor and until his or her successor has been chosen and has qualified.

            (d) Certain Procedural Matters. So long as the holders of the Series C Preferred Stock shall have the right to elect a Series C Director: any one or more members of the Board of Directors or any committee thereof may participate in meetings of the Board of Directors by conference telephone; each member of the Board of Directors or any committee thereof shall be given not less than three days' prior written notice of each meeting of the Board of Directors or such committee (or two days' prior written notice in case of meetings to consider emergency matters), specifying the time and place of such meeting and the matters to be discussed thereat, unless such member signs (either before or after such meeting) a written waiver of his right to be given such notice, or attends such meeting without protesting (prior thereto or at the commencement thereof) the failure to be given such notice; each member of the Board of Directors or any committee thereof shall be given not less than three days' prior written notice of any action proposed to be taken by the Board of Directors or such committee without a meeting (or two days' prior written notice in case of proposed actions involving emergency matters), unless such member signs (either before or after such action is taken) a written waiver of his right to be given such notice, or gives his written consent to such action without protesting the failure to be given such notice; no executive committee of the Board of Directors, and no other committee of the Board of Directors which is authorized to exercise any powers of the Board of Directors, shall be created except (i) for the Valuation Committee, (i) as provided in Section 7(f) or (i) otherwise with the concurrence of the Series B Director or, if there is no Series B Director, by the Series C Director or, if there is no Series C Director, by the Majority Senior Holders; and at any meeting of the Board of Directors or any committee thereof, a quorum for the purpose of taking any action shall require the presence in person or participation by conference telephone or similar communications equipment of a number of directors equal to at least a majority of the entire Board of Directors or the entire committee.

            (e) Indemnification. The Corporation shall (i) to the fullest extent permitted by applicable law, indemnify each director and former Series C Director who is made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding and (ii) pay in advance, or advance to each such director and former director for payment of, expenses incurred in defending any such action, suit or proceeding to the maximum extent permitted by Section 145(e) of the General Corporation Law of the State of Delaware (or any successor statutory provision). The rights conferred on any Person by this Section 7(e) shall not be exclusive of any other rights which such Person may have or acquire under any statute, under the Corporation's Certificate of Incorporation, under the Corporation's By-laws, under any agreement, vote of stockholders or disinterested directors or otherwise.

            (f) Audit and Compensation Committees. Unless the Majority Senior Holders otherwise agree, so long as the holders of the Series C Preferred Stock shall have the right to elect a Series C Director, the Board of Directors shall have an audit committee and a compensation committee (the "Compensation Committee"), each of which shall have three members one of whom shall be the Series B Director or, during any period when there is no Series B Director, the Series C Director, and at least one other of whom shall be an independent director (as defined below in this Section). The audit committee will have the authority and responsibility for the selection, engagement or discharge of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the Corporation's system of internal accounting controls, directing investigations in matters within the scope of its functions and performing any and all other such functions customarily performed by audit committees of public companies. The Compensation Committee will have the authority and responsibility for establishing and administering the stock, incentive and other employee benefit plans of the Corporation, establishing and changing the compensation of executive officers, approving or amending existing and proposed employment agreements between the Corporation and its executive officers and performing any and all other such functions customarily performed by compensation committees of public companies. Without limiting the generality of the foregoing, the Compensation Committee will have the authority and responsibility, in administering any stock, incentive or other employee benefit plans, including any such plans in effect on the Closing Date, to determine the persons to whom awards or benefits may be made, to determine the terms and conditions (which need not be identical) of each award made or benefit conferred (including the timing and type of award or benefit, the exercise or purchase price for any award of stock or stock options, and terms related to vesting, exercisability, forfeiture and termination), and to interpret the provisions of each such plan. For purposes hereof, an "independent director" is an individual who (unless otherwise approved by the Series B Director or, if there is no Series B Director, by the Series C Director or, if there is no Series C Director, by the Majority Senior Holders) (i) has either a significant financial investment in the Corporation or a significant strategic position or expertise relative to the business of the Corporation and
(ii) is not (A) an officer or employee of the Corporation or any of its Subsidiaries, (B) a director, employee, partner, manager or other member of management of any of Affiliate of the Corporation (except a director of a Subsidiary of the Corporation), (C) a relative of any Person described in subclause (ii)(A) or (ii)(B) or (D) a trustee of any trust or estate in which any Person described in subclause (ii)(A), (ii)(B) or (ii)(C) is a beneficiary has a substantial beneficial interest.

      8. Actions by Holders Generally; Consistent Charter and By-law Provisions.

            (a) Actions by Written Consent or at Meetings.

            (i) With respect to action by the holders of the Series C Preferred Stock upon any matter on which such holders are entitled to vote as a separate series or class, such action may be taken either at a meeting of such holders or without a stockholder meeting by the written consent of holders of shares of Series C Preferred Stock having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Series C Preferred Stock entitled to vote were present and voted. Notice shall be given in accordance with the applicable provisions of the Delaware General Corporation Law of the taking of corporate action without a meeting by less than unanimous written consent to those holders of Series C Preferred Stock whose shares were not represented on the written consent.

            (ii) With respect to actions by the holders of the Series B Preferred Stock and the Series C Preferred Stock upon those matters on which such holders are entitled to vote as a single series or class (including any action which this resolution states is within the authority or discretion of the Majority Senior Holders), such actions may be taken either at a meeting of such holders or without a stockholder meeting by the written consent of holders of shares of Investor Preferred Stock having an aggregate Liquidation Price representing more than 50% of the total Liquidation Price of all Series B Shares and Series C Shares then outstanding. Notice shall be given in accordance with the applicable provisions of the Delaware General Corporation Law of the taking of corporate action without a meeting by less than unanimous written consent to those holders of Investor Preferred Stock whose shares were not represented on the written consent.

            (b) Meetings.

                  (i) At any meeting having as a purpose either the election of a Series C Director or any action upon any other matter on which the holders of the Series C Preferred Stock are entitled to vote as a separate series or class, the presence, in person or by proxy, of the holders of record of at least a majority of the Series C Shares then outstanding shall be required and be sufficient to constitute a quorum of such series or class for any such purpose, and the affirmative vote of the holders of a majority of the shares of Series C Preferred Stock then outstanding and entitled to vote at such meeting shall be the act of the Series C Preferred Stock. At any such meeting or adjournment thereof, (A) the absence of a quorum of such holders of

Series C Preferred Stock shall not prevent the election of the directors to be elected by the holders of shares other than the Series C Preferred Stock or the taking of any other action which they are entitled to take, and the absence of a quorum of holders of shares other than the Series C Preferred Stock shall not prevent the election of any director to be elected by the holders of the Series C Preferred Stock or the taking of any other action which they are entitled to take and (A) in the absence of such quorum, either of holders of the Series C Preferred Stock or of shares other than the Series C Preferred Stock (or both), a majority of the holders, present in person or by proxy, of the series, class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect or the taking of any other action which they are entitled to take, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  (ii) At any meeting having as a purpose any vote or action by holders of the Series B Preferred Stock and the Series C Preferred Stock as a single series or class (including any action which this resolution states is within the authority or discretion of the Majority Senior Holders), the presence, in person or by proxy, of the holders of record of shares of Investor Preferred Stock having an aggregate Liquidation Price representing more than 50% of the total Liquidation Price of all Series B Shares and Series C Shares then outstanding shall be required and be sufficient to constitute a quorum of such class for any such purpose, and the affirmative vote of the shares of Investor Preferred Stock having an aggregate Liquidation Price representing more than 50% of the total Liquidation Price of all Series B Shares and Series C Shares then outstanding and entitled to vote at such meeting shall be the act of the Investor Preferred Stock. At any such meeting or adjournment thereof, (A) the absence of a quorum of such holders of Investor Preferred Stock shall not prevent the taking of any action by the holders of shares other than the Investor Preferred Stock which they are entitled to take, and the absence of a quorum of holders of shares other than the Investor Preferred Stock shall not prevent the holders of the Investor Preferred Stock from taking of any action which they are entitled to take and (B) in the absence of such quorum, either of holders of the Investor Preferred Stock or of shares other than the Investor Preferred Stock (or both), a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect or the taking of any other action which they are entitled to take, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            (c) Consistent By-laws and Charter. The Certificate of Incorporation and the By-laws of the Corporation shall at all times contain provisions consistent with the provisions, purposes and intent of Section 7, Section 8, and
Section 9 and the other provisions of this resolution.

      9. Conversion.

            (a) Conversion Right Generally. Unless previously redeemed in accordance with Section 6, each share of Series C Preferred Stock may be converted at the option of the holder thereof, in whole or in part, at any time and from time to time on and after the Closing Date, into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect at the time of conversion and in the manner and on the terms and conditions hereinafter provided in this Section
9. The number of whole or fractional shares of Common Stock into which each share of Series C Preferred Stock shall be convertible as of any time shall be equal to the quotient determined by dividing (i) the sum of (A) the Liquidation Price of such share plus (B) an amount equal to all unpaid dividends accrued on such share of Series C Preferred Stock from and including the Dividend Payment Date immediately preceding such date (or the Issue Date if there was no prior Dividend Payment Date) through and including such time, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends; by (ii) the Conversion Price determined as of such time. Each of the initial Liquidation Price and Conversion Price is $77 and so the initial Conversion Rate is one share of Common Stock for each Series C Share converted. The Conversion Rate, the Conversion Price and the kind, number and amount of securities and other property deliverable upon conversion of any Series C Share shall be subject to adjustment from time to time as set forth in this Section 9. The conversion right provided by this Section 9 with respect to any Series C Share redeemed in accordance with Section 6 shall terminate as of, and may be exercised at any time prior to, the close of business on the applicable Redemption Date. In case cash, property or securities other than Common Stock shall be payable, deliverable or issuable upon conversion, then all references to Common Stock in this Section 9 or, if applicable, Section 10 shall be deemed to apply, so for as appropriate and as nearly as may be, to such cash, property or other securities.

            (b) Mechanics of Conversion. In order to convert any Series C Share, the Holder thereof shall deliver to the Corporation at its principal executive offices within the United States or at another office or agency designated by the Corporation pursuant to Section 9(x), of the certificate(s) evidencing the Series C Share(s) to be converted, which certificate(s), if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form reasonably satisfactory to the Corporation), and shall give written notice to the Corporation at said office that such holder elects to convert all or a part of the Series C Share(s) represented by said certificate(s) in accordance with the terms of this Section 9, and shall state in writing therein the name or names and denomination or denominations in which such Holder wishes certificate(s) for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series C Share(s) and the Corporation, whereby the holder of such Series C Share(s) shall be deemed to subscribe for the amount of Common Stock which such holder shall be entitled to receive upon conversion of the number of shares of Series C Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Series C Preferred Stock to be converted, and whereby the Corporation shall be deemed to agree that the surrender of the shares of Series C Preferred Stock to be converted shall constitute full payment of such subscription for such Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Series C Preferred Stock, accompanied by the written notice above prescribed, issue and deliver at such offices of the Corporation or at such other office or agency to the Person for whose account such Series C Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made as of the date of such surrender of the Series C Preferred Stock to be converted, and the Person or Persons entitled to receive the Common Stock issuable upon conversion of such Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date and the holder of the share or shares of Series C Preferred Stock so converted shall no longer have any rights or obligations pursuant to the Series C Certificate of Designation (except the right of such holder to receive, and the obligation of the Corporation to issue and deliver, such shares of Common Stock and all other securities, cash or other property, if any, issuable upon such conversion). Notwithstanding the foregoing, if any notice of conversion given by any Holder states that such conversion is in connection with an offering of securities registered or to be registered pursuant to the Securities Act, then such conversion may, at the option of such Holder, be conditioned upon and deferred until the closing of the sale of such securities pursuant to such offering, in which event the Series C Share(s) covered by such notice shall not be deemed to have been converted until immediately prior to the closing of such sale and the Corporation shall, unless otherwise instructed by such Holder, deliver the stock certificate(s) and any cash, securities or other property to which such Holder shall be entitled at such time or times as such Holder shall reasonably request.

            (c) Expenses and Taxes. The Corporation shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery of the shares of Common Stock and cash, property or other securities which any Holder is entitled to receive upon conversion of any Series C Share(s). The Corporation shall not be required, however, to pay any stamp, stock transfer or other similar tax or other governmental charge required to be paid solely by virtue of any transfer involved in the issue of shares of Common Stock in any name other than that of the Holder of the Series C Share(s) converted at the order of such Holder, and if any such transfer is involved, the Corporation shall not be required to issue or deliver the shares of Common Stock as to which such tax or charge is applicable until such tax or other charge shall have been paid or it has been established to the Corporation's reasonable satisfaction that no such tax or other charge is due.

            (d) Fractional Shares of Common Stock. If the number of shares of Common Stock purchasable on the conversion of Series C Share(s) is not a whole number, the Corporation shall not be required to issue any fraction of a share of Common Stock and such number of shares issuable shall be rounded up to the nearest whole number. If a certificate or certificates evidencing more than one Series C Share shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series C Shares so surrendered for conversion. Notwithstanding the provisions of this Section 9(d), in computing adjustments to the Conversion Rate pursuant to Section 9, fractional shares of Common Stock shall be taken into account as provided in Section 9(p)(C) and any outstanding Series C Share may at any time represent the right to receive upon conversion less than one share of Common Stock or some other number of shares of Common Stock which is not a whole number.

            (e) Covenant to Reserve Shares for Issuance on Conversion. The Corporation shall at all times reserve and keep available out of the authorized but unissued shares of Common Stock, solely for the purpose of issue upon conversion of Series C Shares, the full number of shares of Common Stock issuable if all outstanding Series C Shares were to be converted in full. All shares of Common Stock which shall be issuable upon conversion of any Series C Share shall be newly issued, duly authorized, validly issued, fully paid and nonassessable and without any personal liability attaching to the ownership thereof, and the issuance thereof shall not give rise or otherwise be subject to preemptive or similar purchase rights on the part of any Person or Persons, and the Corporation shall take any corporate and other actions that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable all shares of Common Stock and all shares of the Corporation's capital stock of any other class or series issuable upon conversion of the Series C Preferred Stock. The Corporation hereby authorizes and directs its current and future transfer agents, if any, for the Common Stock and for any shares of the Corporation's capital stock of any other class or series issuable upon the conversion of the Series C Preferred Stock at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Corporation shall supply such transfer agents with duly executed stock certificates for such purposes.

            (f) Compliance with Governmental Requirements; Listing of Shares; Hart-Scott-Rodino Act.

      (A) If issuance of any Conversion Securities issuable upon conversion of any Series C Share(s) require, under any applicable federal, state, local or foreign law, rule or regulation or any applicable requirement of any national securities exchange or inter-dealer quotation system, any registration, qualification, listing or approval before such shares may be issued upon conversion, the Corporation shall in good faith, as promptly as practicable and at its expense, diligently endeavor to cause such shares to be duly registered, qualified, approved or listed, as the case may be, and the conversion of such Series C Share(s) shall be suspended for the period during which such registration, qualification, approval or listing is being diligently pursued or sought by the Corporation. Without limiting the generality of the foregoing, if any shares of Common Stock or other capital stock or securities required to be reserved for issuance upon conversion of Series C Shares require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Corporation will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered. During all periods during which shares of Common Stock or any other capital stock or securities of the same class, series or issue as are issuable upon conversion of any Series C Share are listed, qualified or otherwise eligible for trading or quotation on any national securities exchange or the Nasdaq National Market, the National Association of Securities Dealers, Inc. Automated Quotation System or any similar quotation system, the Corporation shall cause all shares of Common Stock, and all such other capital stock and securities, issuable upon conversion of such Series C Share to be listed, qualified or eligible for trading or quotation thereon upon issuance thereof.

      (B) If any Holder is advised by its own legal counsel that its intended conversion of any Series C Shares would or might be subject to the HSR Act, the Corporation shall promptly comply with any applicable requirements under the HSR Act relating to filing and furnishing of information (the "HSR Report") to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice, such actions to include, without limitation, (i) filing the HSR Report and taking all other action required by the HSR Act, (ii) coordinating with respect to the filing of the HSR Reports of such Holder and the Corporation (and exchanging drafts thereof), so as to present all required HSR Reports to the FTC and the Department of Justice at the time selected by such Holder, and to avoid substantial errors or inconsistencies among such HSR Reports in the description of the transaction, (iii) complying with any additional request for documents or information made by the FTC or the Department of Justice or by a court and assisting the other parties to so comply and (iv) causing all Persons which are part of the same "person" (as defined for purposes of the HSR Act) as the Corporation to cooperate and assist in such filing and compliance. If any Holder is advised by its own legal counsel that its intended conversion of any Series C Share(s) would or might be subject to any other law, rule or regulation which requires any filing with or review or approval by any governmental authority or agency, the Corporation shall promptly comply with any requirements of such law, rule or regulation applicable to it and shall cooperate with such Holder in such Holder's efforts to comply with the requirements of such law, rule or regulation applicable to it on a timely basis. Each of the Corporation and such Holder shall bear and pay any costs or expenses that it incurs in complying with this Section 9(f)(B), except that each shall pay one half of any fee payable to the FTC or the Department of Justice in connection with the filing of an HSR Report pursuant to this Section 9(f)(B) and the HSR Act.

            (g) Intentionally omitted.

            (h) Adjustment Generally. The Conversion Price and the Conversion Rate and the kind, number and amount of securities and other property issuable upon conversion of any Series C Share shall be subject to adjustment from time to time as hereinafter set forth. Upon any issuance or deemed issuance of Common Stock or other event that results in an adjustment to the Conversion Rate, the Conversion Price shall also be adjusted by multiplying the Conversion Price in effect immediately prior to the effective time of such adjustment in the Conversion Rate by a fraction the numerator of which is the number of shares of Common Stock issuable upon conversion of one share of Series C Preferred Stock immediately prior to such adjustment, and the denominator of which is the number of shares of Common Stock issuable upon conversion of one share of Series C Preferred Stock immediately following such adjustment to the Conversion Rate. Such adjustments of the Conversion Rate and the Conversion Price shall be cumulative and shall be made successively on each and every occasion that any event requiring any such adjustment shall occur. The form of the stock certificate(s) evidencing the Series C Shares need not be changed because of any adjustment made pursuant hereto.

            (i) Stock Dividends, Subdivisions, Combinations and Recapitalizations. If the Corporation shall at any time (i) declare or pay a dividend or declare, pay or make any other distribution on the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of capital stock of the Corporation by way of reclassification of the Common Stock, then in each and every such event the Conversion Rate and the Conversion Price determined as of immediately prior to the applicable time referred to in subclause (x) or (y) of this sentence shall be adjusted so that the Holder of any Series C Share thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (or other capital stock of the Corporation) which such Holder would have owned and would have been entitled to receive by virtue of the happening of any of the events described above had such Series C Share been converted (x) in the case of a dividend or distribution, immediately prior to the record date for the determination of the stockholders entitled to receive such dividend or distribution (or, if no such record date is fixed, as of any other time as of which the holders of Common Stock entitled to participate in such distribution was determined) or (y) in the case of a subdivision, combination or reclassification, on the effective date thereof. An adjustment made pursuant to this Section 9(i) shall become effective immediately after such record date (or other applicable date referred to in clause (x) of the immediately preceding sentence) in the case of a dividend or distribution, subject to Section 9(p)(D) and Section 9(p)(E), and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

            (j) Certain Other Distributions. Subject to the second and third sentences of this Section 9(j), if the Corporation shall at any time declare or make any distribution, by dividend or otherwise, to all holders of outstanding shares of Common Stock of any cash (subject to the last sentence of this subsection) or other assets or property of any nature whatsoever, any debt securities or other evidences of its indebtedness, any capital stock, any other securities of any nature whatsoever or any warrants, options or other Rights to subscribe for, purchase or otherwise acquire any assets, property, capital stock, debt or other securities or evidences of indebtedness (excluding dividends, distributions or issuances referred to in Section 9(i), Rights referred to in Section 9(l) and Convertible Securities referred to in Section 9(m)), or shall take a record of such holders for the purpose of entitling them to receive such a distribution, then the Conversion Rate shall be adjusted to equal the product of the Conversion Rate determined as of immediately prior to such adjustment multiplied a fraction the numerator of which shall be the

Current Market Price per share of the Outstanding Common Shares at the date of taking such record or, if no record is taken, at the date as of which the holders of Common Stock entitled to participate in such distribution were determined or if no such determination is made, on the date of such distribution, and the denominator of which shall be the excess of (x) such Current Market Price per share of the Outstanding Common Shares at such date over (y) the amount allocable to one share of the Outstanding Common Shares at such date of any such cash so distributable and of the Fair Market Value (as determined as of such date in good faith by the Board of Directors) of any and all such evidences of indebtedness, shares of capital stock, debt securities, other securities, property, assets or Rights so distributable. No adjustment pursuant to the foregoing provisions of this Section 9(j) shall be made if such adjustment would result in a Conversion Rate that is lower than the Conversion Rate in effect prior to such adjustment or in a Conversion Price higher than that in effect prior to such adjustment. In the event that, with respect to any such distribution, the result of subtracting the amount referred to in clause
(y) of the first sentence of this Section from the Current Market Price referred to in clause (x) of such sentence is less than one-half of such Current Market Price or such amount referred to in such clause (y) is greater than the amount of such Current Market Price referred to in such clause (x), then the adjustment provided for above in this Section shall not be made and in lieu thereof the Conversion Rate and the Conversion Price determined as of immediately prior to the applicable time referred to in clause (i) or (ii) of this sentence shall be adjusted so that the Holder of any Series C Share thereafter surrendered for conversion shall be entitled to receive the kind and number or amount of shares of Common Stock (or other capital stock of the Corporation), other Conversion Securities and other property or assets which such Holder would have received had such Series C Share been converted prior to the record date for the determination of the stockholders entitled to receive such distribution or, if no such record date is fixed, as of any other time as of which the holders of Common Stock entitled to participate in such distribution was determined, plus the kind and amount of cash, other assets or property, debt securities, other evidences of indebtedness, other securities or Rights which such Holder would have been entitled to receive by virtue of being the record holder, as of such record date or other time, of such kind and number or amount of shares of Common Stock or other Conversion Securities (assuming that such holder of Common Stock or other Conversion Securities failed to exercise rights of election, if any, as to the kind or amount of shares or stock, other securities or property receivable in such distribution, provided that if the kind or amount of shares of stock, other securities or property receivable in such distribution is not the same for each non-electing share, then the kind and amount of shares of stock, other securities or property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). An adjustment made pursuant to this Section 9(j) shall become effective, subject to
Section 9(p)(D) and Section 9(p)(E), immediately after such record date or, if no such record date is fixed, immediately after the time as of which holders of Common Stock entitled to participate in such distribution were determined or, if no such time is fixed, as of the date of such distribution. No adjustment pursuant to this subsection (j) shall be required for any cash dividend paid out of current or retained earnings to the extent the sum of the cash dividends payable after the Issue Date does not exceed the aggregate net income (determined in accordance with generally accepted accounting principles consistently applied) of the Corporation since the Issue Date.

            (k) Issuance of Additional Shares of Common Stock.

            (A) Subject to subdivision (B) of this Section 9(k), if at any time the Corporation shall issue, or pursuant to Section 9(l), Section 9(m), Section 9(n) or Section 9(o) be deemed to issue, any Additional Shares of Common Stock in exchange for consideration in an amount (determined in accordance with subdivisions (A) and (F) of Section 9(p)) per Additional Share of Common Stock less than the Reference Price determined as of the time such Additional Shares of Common Stock are issued or deemed to be issued, then the Conversion Rate shall be adjusted to equal the product obtained by multiplying the Conversion Rate in effect immediately prior to such issuance or deemed issuance by a fraction (i) the numerator of which shall be the number of Outstanding Common Shares immediately after such issuance or deemed issuance, and (ii) the denominator of which shall be the number of Outstanding Common Shares immediately prior to such issuance or deemed issuance plus the number of shares which the aggregate amount of consideration, if any, received by the Corporation upon such issuance or deemed issuance of all such Additional Shares of Common Stock would purchase at the Reference Price determined as of such time.

            (B) The provisions of subdivision (A) of this Section 9(k) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is made under Section 9(i) or Section 9(j) or to the issuance of Additional Shares of Common Stock pursuant to the exercise of any Existing Right in accordance with the terms thereof in effect of the Closing Date. No adjustment of the Conversion Rate shall be made under this Section 9(k) upon the issuance of any Additional Shares of Common Stock which are or are deemed to be issued pursuant to (i) subject to Section 9(o), the exercise of any Existing Rights or (ii) subject to Section 9(n), the exercise of any other Rights or the exercise of any conversion or exchange rights in any other Convertible Securities if, in the case of any such Rights or Convertible Securities referred to in this clause (ii) any such adjustment shall previously have been made, or no such adjustment shall have been required to be made, upon the issuance of such Rights or upon the issuance of such Convertible Securities (or upon the issuance of any Rights therefor) pursuant to Section 9(l) or Section 9(m).

            (C) Each adjustment pursuant to this Section 9(k) by reason of any issuance or sale of any Additional Shares of Common Stock shall be effective as of the date of such issuance or sale.

            (l) Issuance of Rights. Subject to the last sentence of this Section 9(l), if at any time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of, or shall in any manner (whether directly or indirectly by assumption in a consolidation or in a merger in which the Corporation is the surviving corporation or otherwise) grant, issue or sell to any Person or Persons, any Rights to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or any Convertible Securities, in any case whether or not such Rights or the right to exchange or convert such Convertible Securities are immediately exercisable, and the consideration per share for which Common Stock is issuable upon the exercise of such Rights or upon conversion or exchange of such Convertible Securities (determined pursuant to subdivisions (A) and (F) of Section 9(p)) shall be less than the Reference Price determined (x) in the case of such dividend or distribution, as of the close of business on such record date or (y) in the case of such grant, issuance or sale, immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon the exercise of such Rights or, in the case of Rights for Convertible Securities, upon the conversion or exchange of such Convertible Securities determined as of such applicable time shall be deemed to be Additional Shares of Common Stock issued as of such applicable time for such consideration per share and the Conversion Rate shall be adjusted as provided in
Section 9(k). Subject to Section 9(n), no further adjustments of the Conversion Rate shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities for which an adjustment pursuant to this Section 9(l) previously had been made or was not required to be made. No adjustment under this Section 9(l) shall be required by reason of the grant of Employee Options.

            (m) Issuance of Convertible Securities. Subject to the last sentence of this Section 9(m), if at any time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of, or shall in any manner (whether directly or indirectly by assumption in a consolidation or in a merger in which the Corporation is the surviving corporation or otherwise) grant, issue or sell to any Person or Persons, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration per share for which Common Stock is issuable upon such conversion or exchange (determined pursuant to subdivisions (A) and (F) of Section 9(p)) shall be less than the Reference Price determined (x) in the case of such dividend or distribution, as of the close of business on such record date or (y) in the case of such issuance or sale, immediately prior to the time of such grant, issuance or sale, then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities determined as of such applicable time shall be deemed to be Additional Shares of Common Stock issued as of such applicable time for such consideration per share and the Conversion Rate shall be adjusted as provided in Section 9(k). No further adjustment of the Conversion Rate shall be made under this Section 9(m) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Rights therefor if any such adjustment shall previously have been made upon the issuance of such Rights pursuant to Section 9(l). Subject to
Section 9(n), no further adjustments of the Conversion Rate shall be made upon the actual issuance of such Common Stock upon conversion or exchange of Convertible Securities for which an adjustment pursuant to this Section 9(m) previously had been made or was not required. If the terms of any Convertible Securities provide for any issuance of additional

Convertible Securities (whether in payment of dividends or interest or otherwise), then each occasion on which any such additional Convertible Securities are issued shall be deemed a new issuance of Convertible Securities for which an adjustment pursuant to this Section 9(m) shall be made. No adjustment under this Section 9(m) shall be required by reason of the issuance of any shares of the Series C Preferred Stock (i) pursuant to the Series C Purchase Agreement or the Co-Investment Agreement, (ii) that is expressly provided for in either (A) Section 2.4 of the Series C Purchase Agreement or (B) the Pugliese Employment Agreement, or (iii) with the prior consent of the Majority Senior Holders given in a written instrument that expressly states that no such adjustment shall be required.

            (n) Superseding Adjustment.

            (A) If, at any time after any adjustment of the Conversion Rate shall have been made pursuant to Section 9(l) or Section 9(m) in respect of any Rights or any Convertible Securities other than Shares of the Series C Preferred Stock referred to in the last sentence of Section 9(m):

            (i) the consideration paid or payable to the Corporation, or the number of shares of Common Stock issued or issuable, upon the exercise, conversion or exchange of the Rights or Convertible Securities in respect of which such adjustment was made is increased or decreased by virtue of provisions contained therein for an automatic increase or decrease (as the case may be) upon the occurrence of a specified date or event, any amendment or modification of or departure from the terms thereof previously in effect or otherwise, the adjustments to the Conversion Rate computed upon the original grant, issuance or sale thereof or upon the taking of a record date with respect thereto (as the case may be), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be readjusted to the Conversion Rate which would then be in effect had such adjustment originally been made on the basis that such increased or decreased consideration paid or payable or such increased or decreased number of shares of Common Stock issued or issuable was the consideration paid or payable or the number of shares issued or issuable in respect of such Rights or Convertible Securities which are actually outstanding immediately prior to the effective time of such increase or decrease (but no such readjustment shall be made with respect to any Rights or Convertible Securities which for any reason no longer are outstanding as of such time); or

            (ii) any Rights or any rights of conversion or exchange under Convertible Securities in respect of which such adjustment was made shall expire without having been fully exercised, the adjustments to the Conversion Rate computed upon the original grant, issuance or sale thereof or upon the taking of a record date with respect thereto (as the case may be), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                  (1) in the case of such Rights or Convertible Securities, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Rights or the conversion or exchange of such Convertible Securities and the consideration received for such Additional Shares of Common Stock was, in the case of Rights, the consideration actually received by the Corporation for the grant, issuance or sale of all such Rights, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or, in the case of Convertible Securities, the consideration actually received by the Corporation for the issuance or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                  (2) in the case of any such Rights for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise thereof were issued at the time of grant, issuance or sale of such Rights, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the grant, issuance or sale of all such Rights, whether or not exercised, plus the additional consideration, if any, actually received by the Corporation upon the issuance or sale of the Convertible Securities with respect to which such Rights were actually exercised.

            (B) No readjustment pursuant to this Section 9(n) shall have the effect of (1) decreasing the number of shares of Common Stock or the amounts of other Conversion Securities, cash or other property into which any Series C Share is convertible below the greater of the number of such shares and the amounts of such other Conversion Securities, cash and property as would have resulted from any adjustment to such number of such shares and such amounts of such other Conversion Securities, cash and other property between the original adjustment date (before giving effect to the original adjustment) and the time such readjustment is made or (2) requiring any surrender, return or redelivery of any shares of Common Stock, other Conversion Securities, cash or other property delivered upon any conversion of any Series C Share prior to the time such readjustment is made, requiring that the converting Holder or any subsequent holder of any such shares of Common Stock, Conversion Securities or other property make any payment to the Corporation or otherwise affecting such shares of Common Stock, other Conversion Securities or other property or the rights or obligations of the converting Holder or any such subsequent holder with respect thereto. From and after any adjustment or adjustments provided for in this Section 9(n), the Conversion Rate shall continue to be subject to further adjustment as provided in this Section 9.

            (C) If, at any time after any grant, sale or other issuance of any Rights or Convertible Securities for which an adjustment of the Conversion Rate shall not have been required to be made pursuant to the provisions of Section 9(l) or Section 9(m) (as the case may be), the consideration paid or payable to the Corporation upon the exercise of such Rights or Convertible Securities is decreased, or the number of shares of Common Stock issued or issuable upon the exercise of such Rights or Convertible Securities is increased, in either case by virtue of provisions contained therein for an automatic decrease or increase (as the case may be) upon the occurrence of a specified date or event, any amendment or modification of or departure from the terms thereof previously in effect or otherwise, then such event shall, for purposes of Section 9(l) (in the case of such Rights) or
Section 9(m) (in the case of such Convertible Securities) be deemed to be a new issuance, as of the date of the effectiveness of such decrease or increase (as the case may be) of Rights or Convertible Securities having terms reflecting such changes.

            (o) Adjustment for Events Affecting Existing Rights. If the number of shares of Common Stock issued or issuable upon exercise of any Existing Right is increased as a direct or indirect result of any amendment or modification of or departure from the terms thereof previously in effect, then such increased number of shares of Common Stock issued or issuable upon exercise thereof shall be deemed to be Additional Shares of Common Stock issued as of the effective date of such increase for the additional consideration, if any, payable to acquire such increased number of shares upon exercise of such Existing Right, and the Conversion Rate shall be adjusted as provided in Section 9(k). If the consideration payable for shares of Common Stock issued or issuable upon exercise of any Existing Right is decreased as a direct or indirect result of any amendment or modification of or departure from the terms thereof previously in effect, then such event shall be deemed to be the issuance, as of the effective date of such decrease, of a number of Additional Shares of Common Stock equal to the excess of (1) the maximum number of shares of Common Stock issuable upon exercise of such Existing Right over (2) the number of shares of Common Stock determined by dividing the total consideration, if any, that would be payable to the Corporation upon the exercise in full of such Existing Right after giving effect to such decrease by the amount of consideration per share of Common Stock issuable upon exercise of such Existing Right that would have been payable to the Corporation absent such decrease. The provisions of this Section 9 are in addition to (and not exclusive of) any other rights or remedies of such holders in the event that any such amendment, modification or departure occurs without any required approval of the holders of Series C Shares.

            (p) Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments provided for in this
Section 9:

            (A) Computation of Consideration. Subject to the last sentence of this Section 9(p)(A), to the extent that any Additional Shares of Common Stock, any Convertible Securities or any Rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued or deemed to be issued for cash consideration, the consideration received or deemed to be received by the Corporation therefor shall be the net amount of the cash received or deemed to be received by the Corporation therefor (in any such case subtracting any amounts received in respect of accrued interest, accrued dividends or other similar amounts which the Corporation may be obligated to pay to the holders thereof in the future and any compensation, discounts or expenses paid or incurred by the Corporation in connection with the issuance thereof). Subject to the last sentence of this Section 9(p)(A), to the extent that such issuance or deemed issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the Fair Market Value of such consideration at the time of such issuance or deemed issuance as determined in good faith by the Board of Directors. Subject to the last sentence of this Section 9(p)(A), in case any Additional Shares of Common Stock, any Convertible Securities or any Rights to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock or Convertible Securities shall be issued or deemed to be issued in connection with any merger, consolidation, share exchange or similar transaction, the amount of consideration therefor shall be deemed to be the Fair Market Value, as determined in good faith by the Board of Directors, of such portion of the assets and business of the nonsurviving corporation as the Board of Directors in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, or Rights, as the case may be. Subject to the last sentence of this Section 9(p)(A), in case any Additional Shares of Common Stock, any Convertible Securities or any Rights to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock or Convertible Securities are issued or deemed to be issued in combination with each other or with any other securities or property in connection with any transaction in which the Corporation receives cash, securities, property or other consideration, or any combination of the foregoing, then the amount of consideration therefor shall be deemed to be such portion of the cash, securities, property and other consideration received by the Corporation as the Board of Directors in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities or Rights, as the case may be, with any noncash consideration being valued at its Fair Market Value as determined by the Board of Directors in good faith. Subject to the last sentence of this Section 9(p)(A), the consideration for any Additional Shares of Common Stock issuable or deemed to be issuable pursuant to any Rights to subscribe for, purchase or otherwise acquire the same shall be the consideration received or deemed to be received by the Corporation for issuing such Rights plus the minimum additional consideration, if any, paid or payable to the Corporation upon the exercise or deemed exercise of such Rights. Subject to the last sentence of this Section 9(p)(A), the consideration for any Additional Shares of Common Stock issued or issuable pursuant to the terms of any Convertible Securities covered by any Rights to subscribe for, purchase or otherwise acquire such Convertible Securities shall be the consideration received or deemed to be received by the Corporation for issuing such Rights, plus the minimum additional consideration, if any, paid or payable to the Corporation in respect of the subscription for, purchase or other acquisition of such Convertible Securities, plus the minimum additional consideration, if any, paid or payable to the Corporation upon the exercise or deemed exercise of the right of conversion or exchange in such Convertible Securities. Subject to the last sentence of this
Section 9(p)(A), the consideration for any Additional Shares of Common Stock issuable or deemed to be issuable pursuant to the terms of any Convertible Securities, other than any covered by any Rights to subscribe for, purchase or acquire the same, shall be the consideration received or deemed to be received by the Corporation for issuing such Convertible Securities plus the minimum additional consideration, if any, paid or payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. For all purposes of this Section 9, all Rights or Convertible Securities issued or deemed to be issued to directors, officers, employees or consultants of the Corporation or any Subsidiary, except Shares of Series C Preferred Stock issued to Thomas Pugliese pursuant to the Pugliese Employment Agreement, shall be deemed to be issued for no consideration except to the extent the Corporation receives in exchange for the issuance thereof consideration other than services rendered or to be rendered.

            (B) When Adjustments to Be Made. The adjustments required by this
Section 9 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock into which a Series C Share is convertible that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock) up to, but not beyond the date of conversion if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which a Series C Share is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 9 and not previously made by virtue of this Section 9(p)(B), would result in a minimum adjustment or on the date of conversion. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            (C) Fractional Interests. In computing adjustments under this
Section 9, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

            (D) When Adjustment Not Required. If the Corporation shall take a record of the holders of any class or series of its capital stock for the purpose of entitling them to receive a dividend or distribution for which an adjustment pursuant to this Section 9 is required and shall, thereafter and before the declaration, payment or delivery of such dividend or distribution to stockholders otherwise entitled thereto, abandon its plan to pay or deliver such dividend or distribution (so that such stockholders are legally bound by such abandonment and have no right, remedy or recourse by reason of such taking of a record or such abandonment), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

            (E) Delivery of Due Bills. If, after the taking of any record of the holders of any class or series of capital stock of the Corporation for the purpose of entitling them to receive a dividend or distribution for which an adjustment pursuant to this Section 9 is required, but prior to the occurrence of the event for which such record is taken, any Series C Share is converted, the Corporation shall deliver to the converting Holder a due bill or other appropriate instrument evidencing such Holder's right to receive the additional shares of Common Stock, other securities, cash and other property receivable upon conversion by reason of an adjustment pursuant to this Section 9 upon such taking of a record upon the occurrence of the event requiring such adjustment.

            (F) Certain Determinations. During each and every period that the Board of Directors includes at least one sitting member who is a Series B Director or, during any period that no shares of Series B Preferred Stock shall be outstanding, the Series C Director, each determination of the Current Market Price of any share of Common Stock or the Fair Market Value of any other security, asset, property or consideration which may be required to be made by the Board of Directors pursuant to or in connection with the application of any provision of this resolution and each determination which may be required by
Section 9(r)(B) or Section 9(w) to be made by the Board of Directors, shall be made in good faith by the Valuation Committee. Any such determination of Fair Market Value by the Valuation Committee or the Board of Directors may be disputed in good faith by the Majority Senior Holders and any such dispute shall be resolved by an independent investment banking firm of recognized national standing selected by the Majority Senior Holders and reasonably acceptable to the Corporation (and whose fees and expenses shall be paid by the Corporation), whose decision with respect to such dispute shall be final and conclusive and binding on the Corporation and all Holders; provided, however, that the Majority Senior Holders shall not have the right to dispute under this Section 9(p)(F) any such determination that shall be made during any period referred to in the first sentence of this Section 9(p)(F) by the Valuation Committee by the affirmative vote or written consent of a majority of its members, which majority includes the Series B Director, or during any period that no shares of Series B Preferred Stock shall be outstanding, the Series C Director. Any determination by the Valuation Committee or the Board of Directors pursuant to Section 9(r)(B) or Section 9(w) may be disputed in good faith by the Majority Senior Holders, and any such dispute shall be resolved in accordance with Section 9(y); provided, however, that the Majority Senior Holders shall not have the right to dispute under this Section 9(p)(F) any such determination that shall be made during any period referred to in the first sentence of this Section 9(p)(F) by the Valuation Committee by the affirmative vote or written consent of a majority of its members, which majority includes at least one Series B Director or, during any period that no shares of Series B Preferred Stock shall be outstanding, the Series C Director.

            (q) Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock which is not one described in any other provision of this Section 9 as requiring an adjustment, then, unless such action will not have an adverse effect upon the rights and intended benefits of the Holders of Series C Shares, the number of shares of Common Stock and the kind and amount of other securities and property into which each Series C Share is convertible shall be increased in such manner as may be equitable in the circumstances.

            (r) Multiple Classes of Common Stock.

            (A) If, at any time while any Series C Shares are outstanding, the Corporation's authorized capital stock shall include two or more classes or series of Common Stock, then each Holder shall have the right, upon each conversion of any of his Series C

Share(s), to elect to receive such number of shares of each such class or series as such Holder desires, provided that the total number of shares of all classes and series selected by such Holder shall not exceed the aggregate number of shares of Common Stock issuable upon conversion of such Series C Share(s).

            (B) If, as a result of any adjustment made pursuant to Section 9, by virtue of the existence of Section 9(r)(A), as a result of any action by the Corporation referred to in Section 9(w), or otherwise, the Holder of a Series C Share would, upon conversion thereof, become the holder of more than one class or series of capital stock of the Corporation, then the Conversion Rate and the Conversion Price shall be subject to adjustment in respect of each such class and series of capital stock in a manner and on terms as nearly as equivalent as practicable to the provisions set forth in this Section 9, which manner and terms shall be determined by the Board of Directors promptly after each such adjustment, each such action by the Corporation and each other event which has or might have such result. Promptly after the Board of Directors makes any such determination, the Corporation shall deliver to each Holder a written notice which shall describe in reasonable detail the manner and terms so determined.

            (s) Notices to Holders.

            (A) Notice of Adjustments. Whenever the Conversion Rate shall be adjusted pursuant to Section 9, the Corporation at its expense shall forthwith prepare a certificate to be executed by the chief financial officer of the Corporation setting forth, in reasonable detail, the event requiring the adjustment, the nature and amount of such adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination required by any provision of Section
9), the date as of which such adjustment was or will be effective as provided herein, the Conversion Rate and the Conversion Price immediately prior to such event and for and the Conversion Rate and the Conversion Price immediately after such adjustment and all other relevant information. The Corporation shall promptly cause to be delivered to each Holder a signed copy of such certificate. The Corporation shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth
(i) the Conversion Rate and the Conversion Price at the time in effect and showing how such Conversion Rate and Conversion Price was calculated, and (ii) the number of shares of each class or series of Conversion Stock and the kind and amount, if any, of other Conversion Securities, cash and other property which at the time would be received upon the conversion of a Series C Share at the time and showing how the same were calculated.

            (B) Notice of Corporate Action. If at any time

                  (i) the Corporation shall take a record of the holders of any class, series or issue of its capital stock or other securities for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any evidences of its indebtedness, any shares of capital stock of any class or series, any cash or any other securities or property, or to receive any other right, interest or benefit, or

                  (ii) there shall be any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any consolidation or merger or binding share exchange of the Corporation with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Corporation to, another Person, or

                  (iii) there shall be any tender offer or exchange offer for Conversion Securities of any class, series or issue, or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then the Corporation shall (i) give to each Holder at least 20 days' prior written notice of the date on which a record date shall be fixed for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, (ii) promptly after learning of any such tender or exchange offer, deliver to the each Holder notice thereof, a copy of all written offering material which the Corporation possesses or reasonably can obtain or if no such materials exist or are possessed or can reasonably be obtained by the Corporation, a written summary of all material terms and conditions of and other material facts relating thereto known to the Corporation and (iii) give each Holder at least 20 days' prior written notice of the scheduled, planned or anticipated date when any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up shall take place. Such notice in accordance with clause (i) of the immediately preceding sentence also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up.

            (C) Notices To Stockholders. In addition to the foregoing, each Holder shall be given the same notices of corporate action or proposed corporate action as any holder of Common Stock.

            (t) No Impairment. The Corporation shall not by or through amending its certificate of incorporation, any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this resolution, but will at all times in good faith carry out and assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights and intended benefits of the Holders against impairment. Without limiting the generality of the foregoing, the Corporation (i) will not directly or indirectly increase the par value of any shares of Common Stock or other capital stock receivable upon the conversion of any Series C Share above the Conversion Price immediately prior to such increase in par value, (ii) will not take any action that results in any adjustment to the Conversion Rate pursuant to Section 9 if after such adjustment the total number of shares of Common Stock or shares of any other class or series of Conversion Stock issuable upon the conversion of all of the outstanding Series C Shares would exceed the total number of shares of Common Stock or such other Conversion Stock, respectively, then authorized by the Corporation's Certificate of Incorporation and available and reserved for the purpose of issuance upon such conversion, (iii) will not enter into any transaction or take any action which, by reason of any resulting adjustment hereunder, would cause the Conversion Price to be less than the par value per share of Common Stock and (iv) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue shares of each class and series of Conversion Stock and other Conversion Securities upon the conversion of any Series C Share which in each case are fully paid, non-assessable and without personal liability attaching to the ownership thereof and not subject to preemptive and similar purchase rights. Upon the request of any Holder, at any time, the Corporation will acknowledge in writing, in form satisfactory to such Holder, the continuing validity of each certificate for any Series C Share(s) then held by such Holder and the obligations of the Corporation with respect thereto and thereunder.

            (u) Taking of Record; Stock Transfer Books. In the case of all dividends or other distributions by the Corporation to the holders of its Common Stock with respect to which any provision of Section 9 refers to the taking of a record of such holders, in each such case the Corporation will not declare, pay or make any such dividend or distribution unless it shall take such a record and the Corporation shall take each such record as of the close of business on a Business Day. The Corporation shall not be required to convert any shares of Series C Preferred Stock, and no surrender of Series C Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any proper purpose; but the surrender of Series C Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series C Preferred Stock was surrendered for conversion. The Corporation will not at any time voluntarily close its stock transfer books so as to result in preventing or delaying the conversion or transfer of any Series C Share.

            (v) Each Holder May Enforce Rights. Notwithstanding any of the provisions hereof, any Holder, without the consent of any other Holder, or any holder of any Conversion

Securities may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation suitable to enforce, or otherwise in respect of, his rights with respect to his Series C Shares or Conversion Securities.

            (w) Reclassification, Consolidation, Merger, Sale, Conveyance or Lease. If any of the following shall occur while any Series C Shares are outstanding: (i) any consolidation, merger, binding share exchange or reorganization to which the Corporation is party (other than a consolidation, merger, share exchange or reorganization in which the Corporation is the continuing corporation and which does not result in any reclassification of or change in the outstanding shares of Conversion Securities issuable upon conversion of the Series C Preferred Stock); or (ii) any sale, conveyance, transfer or lease to another corporation of the properties and assets of the Corporation as an entirety or substantially as an entirety, then the Corporation or such successor or acquiring corporation, as the case may be, shall thereupon make appropriate provision, reasonably satisfactory to the Majority Holders, so that the Holders of the Series C Shares then outstanding shall have the right at any time thereafter, upon conversion of the Series C Shares, to receive or purchase (as the case may be) the kind and amount of shares of common stock of such successor or acquiring corporation, other capital stock, other securities and property receivable or purchasable (as the case may be) upon such reclassification, change, consolidation, merger, sale, conveyance, transfer or lease as would be received by a holder of the number of shares of Common Stock, the number of shares of each other class or series of Conversion Stock and the kind and amount of all other Conversion Securities issuable upon conversion of such Series C Shares immediately prior to such consolidation, merger, sale, conveyance, transfer or lease (assuming that such holder of Conversion Securities failed to exercise rights of election, if any, as to the kind or amount of shares or stock, other securities or property receivable or purchasable, as the case may be, upon consummation of any such transaction, provided that if the kind or amount of shares of stock, other securities or property receivable or purchasable, as the case may be, upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of shares of stock, other securities or property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In case of any such merger, consolidation, share exchange, reorganization, or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this resolution to be performed and observed by the Corporation and all the obligations and liabilities thereunder or otherwise with respect thereto, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors) in order to provide for adjustments of shares of the Common Stock into which Series C Shares are convertible which shall be as nearly equivalent as practicable to the adjustments provided for in Section 9. Promptly after the Board of Directors makes any such determination, the Corporation shall deliver to each Holder a written notice which shall describe in reasonable detail the manner and terms so determined. For purposes of this Section 9(w) "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 9(w) shall similarly apply to successive reorganizations, mergers, consolidations or disposition of assets. The provisions of this Section 9(w) are supplemental to, and are not intended to eliminate, qualify, modify or limit the rights of the holders of any Investor Preferred Shares under any other provision of this resolution, including Sections 3(h), 6(c) and 5(e), or the Series B Certificate of Designation, including the provisions thereof corresponding to Sections 3(h), 6(c) and 5(e) hereof, or any other rights or remedies which such holders may have at law, in equity, by contract or otherwise in the event of any transaction referred to in this Section 9(w).

            (x) Office of the Corporation. As long as any of the Series C Shares are outstanding, the Corporation shall maintain one or more offices or agencies where the Series C Shares may be presented for conversion and Series C Shares and Conversion Securities may be presented for registration of transfer, division or combination. Series C Shares and Conversion Securities may, in any event, be presented for such purposes at the principal executive offices of the Corporation in the United States.

            (y) Resolution of Certain Disputes.

            (A) If there shall arise any dispute between the Corporation and the Majority Holders concerning the calculation of the Redemption Price in the case of a redemption pursuant to Section 6(c), the interpretation, application or operation of the adjustment provisions of Section 9 (other than any such dispute referred to in the second sentence of Section 9(p)(F), which shall be resolved as stated therein) or the interpretation, application or operation of the provisions of Section 10, the Corporation and the Majority Holders will promptly attempt to settle such dispute through consultation and negotiation in good faith and in a spirit of mutual cooperation. If agreement is reached concerning the resolution of such dispute, then such agreement shall be final, conclusive and binding on the Corporation and all Holders. If, on or before the thirtieth day after written notice of such dispute is given by the Corporation to the Majority Holders or by the Majority Holders to the Corporation, such dispute has not been resolved by the agreement of the Corporation and the Majority Holders, such dispute shall be settled by an expedited arbitration proceeding conducted in accordance with the then current Commercial Arbitration rules of the American Arbitration Society in New York, New York by a single arbitrator who satisfies the requirements of Section 9(y)(B) and who is mutually acceptable to the Corporation and the Majority Holders or, in the event such Persons fail to agree upon such arbitrator within ten Business Days after such written notice of dispute is given, an arbitrator who satisfies such requirements appointed by the American Arbitration Association upon application of either the Corporation or the Majority Holders. Neither the Corporation nor the Majority Holders shall unreasonably withhold its approval of the selection of an arbitrator satisfying the requirements of Section 9(y)(B). The Corporation and the Majority Holders shall provide such arbitrator with such information as may be reasonably requested in connection with the arbitration of such dispute and shall otherwise cooperate with each other and such arbitrator in good faith and with the goal of resolving such dispute as promptly as reasonably practicable. The arbitrator shall not have authority to award punitive or other non-compensatory damages. Subject to the immediately preceding sentence and to subdivision (C) of this
Section 9(y), the arbitrator's decision and award with respect to the dispute referred to such arbitration shall be final and binding and may be entered in any court with jurisdiction, and the Corporation and the Holders shall abide by such decision and award. Each party shall bear its own costs and expenses, including attorney's fees, incurred in connection with any arbitration proceeding, except that the Corporation and the Holders (as a group) each shall pay one-half of all fees, costs and disbursements of the arbitrator and of or charged by the American Arbitration Society. The provisions of this Section 9(y) shall not in any way limit or otherwise affect (i) the right of any Holder to seek, with regard to the matter in dispute, specific performance or other injunctive relief in any court of competent jurisdiction or (ii) the rights or remedies of any Holder with respect to any claim, controversy or dispute not submitted to and decided by an arbitrator pursuant to this Section 9(y).

            (B) Each arbitrator appointed pursuant to Section 9(y)(A) shall be an attorney who practices law in New York City, who has substantial experience in sophisticated corporate and securities transactions generally and in negotiating and drafting "antidilution" provisions of warrants and convertible securities in particular and who has not, and who is not a member or employee of any firm which has, rendered legal services to any of the parties to the dispute or any of their respective Affiliates within the preceding two years and who has no interest (other than the receipt of customary fees for his services as an arbitrator) in the matter in dispute.

            (C) Nothing contained in this Section 9(y) or any other provision hereof is intended to or shall preclude any holder of any Series C Share or Conversion Securities from exercising or pursuing or otherwise limiting or affecting the rights or remedies which such holder may have pursuant to any Purchase Agreement or the Co-Investment Agreement, at law, in equity or otherwise by reason of any matter which is the subject of or basis for any dispute referred to in Section 9(y)(A) (or any other matter), and the dispute resolution mechanisms provided for in Section 9(y)(A) are intended solely as a means of resolving bona fide disputes concerning the interpretation, application or operation of the adjustment provisions of Section 9 (other than any such dispute referred to in the second sentence of Section 9(p)(F), which shall be resolved as stated therein) or bona fide disputes which the last sentence of
Section 9(p)(F) provides will be resolved pursuant to this Section 9(y), and not for the purpose of determining the rights of holders of Series C Shares or Conversion Securities or the liabilities or obligations of the Corporation, for the purpose of resolving or settling any claim by any such holder of any breach or inaccuracy of any representation or warranty of, or any breach or failure to perform any covenant, agreement or obligation, of the Corporation contained herein or in any Purchase Agreement, any Co-Investment Agreement or any other Transaction Document (as defined in the

Series C Purchase Agreement) or any other purpose. Without limiting the generality of the immediately preceding sentence, no decision of any arbitrator appointed pursuant to this Section 9(y) shall have or be given any res judicata or similar effect in any action, suit or proceeding in which any claim by any holder of any Series C Share or Conversion Securities or any holder of Series B Shares or of any securities into which any Series B Share is converted of any breach or inaccuracy of any representation or warranty of, or any breach or failure to perform any covenant, agreement or obligation, of the Corporation contained herein or in the Series B Certificate of Designation, any Purchase Agreement, the TFC Series B Purchase Agreement, any Co-Investment Agreement or any other agreement or instrument is to be adjudicated.

      10. Initial Public Offering.

                  (a) Qualified IPO. Subject to Section 10(e), upon the occurrence of a Qualified IPO or on such date or dates as of which holders of more than 75% of the total number of shares of Series C Preferred Stock issued pursuant to the Purchase Agreements and the Co-Investment Agreement have converted their shares of Series C Preferred Stock into Common Stock in accordance with the provisions of Section 9, the Corporation may elect, by written notice to that effect given to each holder of Series C Preferred Stock within 10 Business Days after the date of such closing, to require that all, but not less than all, outstanding shares of Series C Preferred Stock be converted, effective as of such tenth Business Days, into duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Conversion Rate determined as of such tenth Business Day and otherwise in accordance with
Section 9 and the applicable provisions of this Section 10 (after giving effect or pro forma effect to all adjustments, if any, to the Conversion Rate and the Conversion Price required by the provisions of Section 9 as a result of any issuances or deemed issuances of shares of Common Stock in or in connection with the Qualified IPO, including all issuances or sales of shares of Common Stock, Rights or Convertible Securities to the public, to any underwriter as compensation or otherwise for such underwriter's own account and not for resale to the public, and all "over-allotment options" and similar rights granted to any underwriter).

                  (b) Other IPO. Subject to Section 10(e), if the Corporation, with the prior consent of the Majority Senior Holders, consummates an initial public offering of the Corporation's Common Stock at a price to the public reflecting a pre-money common equity valuation of less than $231 per share of Common Stock on a fully diluted basis (as such price per share shall be appropriately adjusted for stock splits, reverse splits, stock dividends or other reclassifications, reorganizations or similar events affecting the capital stock of the Corporation, the record date for which occurs after the Closing
Date), other than an initial public offering that is initiated by a demand for registration made in accordance with the provisions of Article II of the Registration Rights Agreement by the Investors (as defined therein), then unless the Majority Senior Holders and the Corporation otherwise agree in writing, effective as of the date of the closing of the consummation of such initial public offering, all Series C Shares (other than any Series C Shares as to which a notice of conversion has been given prior to such date and not revoked by the holders thereof) shall be converted into duly authorized, validly issued, fully paid and non-assessable shares of Common Stock in accordance with
Section 9 hereof and the applicable provisions of this Section 10. The number of shares into which each outstanding Series C Share shall be converted shall be the greater of (i) the Conversion Rate determined as of the date of the closing of the consummation of such public offering (after giving effect or pro forma effect to all adjustments, if any, to the Conversion Rate and the Conversion Price required by the provisions of Section 9 as a result of any issuances or deemed issuances of shares of Common Stock in or in connection with such initial public offering, including all issuances or sales of shares of Common Stock, Rights or Convertible Securities to the public, to any underwriter as compensation or otherwise for such underwriter's own account and not for resale to the public, and all "over-allotment options" and similar rights granted to any underwriter); or (ii) the quotient obtained by dividing the lesser of "A" or "B" by "C" where

            A = Two Hundred and Thirty-One Dollars ($231),

            B = the sum of (x) the Liquidation Price of such share of Series C Preferred Stock as of the date of the closing of the consummation of such public offering, plus (y) all unpaid dividends accrued on such share during the period from and including the applicable Dividend Payment Date immediately preceding such date (or the Issue Date for such share if there was no prior Dividend Date) through and including such date of payment or distribution (whether or not such unpaid dividends have been earned or declared), plus (z) the Participation Amount of such share of Series C Preferred Stock as of the date of the closing of the consummation of such public offering, and

            C = the pre-money value per share of the Common Stock on a fully diluted basis implied by such initial public offering.

            (c) Effect of Closing of IPO. Except as otherwise expressly provided in this Section 10, the conversion of the Series C Shares into Common Stock pursuant to subsection (a) or (b) of this Section 10 shall, for purposes of
Section 9 hereof, have the same effect as if each holder of Series C Shares gave a notice of conversion pursuant to Section 9(b). Upon the effective date for such conversion determined in accordance with this Section 10, each share of Series C Preferred Stock will be deemed to be converted into the number of shares of Common Stock of the Corporation determined as set forth in this
Section 10 and the holder of such share of Series C Preferred Stock shall no longer have any rights or obligations pursuant to the Series C Certificate of Designation (except the right of such holder to receive, and the obligation of the Corporation to issue and deliver, such shares of Common Stock and all other securities, cash or other property, if any, issuable upon such conversion), but shall instead have all the rights and obligations of holders of the Corporation's Common Stock.

            (d) Notices; Continued Convertibility; Effective Date of Conversion. In the case of any initial public offering of the Common Stock (or any Rights or Convertible Securities), the Corporation shall, promptly after the price to the public is determined, the Corporation shall give written notice to each holder of any Investor Preferred Shares of such price to the public and shall also give each such holder at least three Business Days advance notice of the date of the closing of the consummation of such public offering. The calculations required by Section 10(a) or Section 10(b) (whichever is applicable) shall be made promptly after the exercise, expiration or termination of any "over-allotment option" granted to the underwriters, and the Corporation shall promptly provide each holder of Investor Preferred Shares with a written statement of the number of shares of Common Stock into which each Series B Share and each Series C Share is convertible in sufficient detail to permit such holder to confirm the Corporation's calculations. Each Series C Share shall continue to be convertible, at the election of the holder thereof, into Common Stock in accordance with Section 9 through and including the eighth Business Day after such holder receives the written statement of the Corporation's calculations referred to in the immediately preceding sentence. If such holder does not elect to so convert any Series C Share, such share shall be converted into shares of Common Stock pursuant to Section 10(a) or Section 10(b) (whichever is applicable) and such conversion shall be effective as of the date of the closing of the consummation of the initial public offering.

            (e) Simultaneous Conversion of Series B Shares. Unless the Majority Senior Holders otherwise agree in writing, the Corporation may not require the conversion of the Series B Preferred Stock pursuant to Section 10(a) by reason of the occurrence of a Qualified IPO or pursuant to Section 10(b) unless all shares of the Series C Preferred Stock are simultaneously required to be converted in accordance with the corresponding provisions of the Series B Certificate of Designation.

      11. Headings. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

      12. Terms Generally. The definitions of terms contained herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this resolution in its entirety and not to any part hereof, unless the context shall otherwise require. All references herein to Sections shall be deemed references to Sections of this resolution, unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented from time to time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor to such statute, regulation, section or other provision). Unless otherwise expressly provided herein or unless the context shall otherwise require, any provision of this Agreement using a defined term (such as "Subsidiary" or "Wholly Owned Subsidiary") which is based on a specified relationship between one Person and one or more other Persons shall, as of any time, refer to such Persons who have the specified relationship as of that particular time. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. Unless the context clearly indicates otherwise, "or" shall not be exclusive and means "and/or." When used with reference to any Right or Convertible Security, the term "exercise" means to exercise the right to subscribe for, purchase or otherwise acquire shares of Common Stock represented by such Right or the right to exchange or convert such Convertible Security for or into shares of Common Stock represented by such Convertible Security, and variants of such word (including "exercised" and "exercisable") shall have correlative meanings. Whenever used with respect to any Additional Share of Common Stock or any other share of Common Stock, the word "issue" includes any issuance, sale or other method of transfer or delivery of such share, whether such share is newly issued or is a treasury share and variants of such word (including "issued", "issuance" or "issuable") used with respect to any Additional Share of Common Stock or any other share of Common Stock shall have correlative meanings; therefore, any provision of this resolution which is stated to be applicable if the Corporation issues or shall issue any share is applicable both to a newly issued share and to a treasury share sold or otherwise transferred or delivered. The word "property" and the word "assets" shall each include assets or property of any kind, whether real, personal, tangible or intangible.

      13. Actions on Non-Business Days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, and may be taken or given on, the next Business Day.

      14. Severability. If any provision of this resolution shall be illegal, invalid or unenforceable by reason of any rule of law or public policy, that provision will be enforced to the maximum extent permissible so as to effect the intent thereof and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. In any such case, if requested by the Majority Holders, the Corporation will negotiate in good faith to amend this resolution to replace the illegal, invalid or unenforceable language with legal, valid and enforceable language which as closely as possible reflects such intent.

      15. Waivers.

            (a) Any provision of this resolution which, for the benefit of the holders of Series C Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the Majority Holders, either in writing or by vote at a meeting called for such purpose at which the holders of Series C Preferred Stock shall vote as a separate class, unless such waiver, by its terms, has an adverse effect upon the shares of Series C Preferred Stock of any holder that does not affect all shares of Series C Preferred Stock on an equal per share basis, in which case such waiver shall require the prior approval of such holder.

            (b) Any provision of this resolution which, for the benefit of the holders of Investor Preferred Stock without distinction as to series or class, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the Majority Senior Holders, either in writing or by vote at a meeting called for such purpose at which the holders of the Investor Preferred Stock shall vote as a separate, single class, unless such waiver, by its terms, has an adverse effect upon the shares of the Series B Preferred Stock or the Series C Preferred Stock of any holder that does not affect all shares of the other series on an equal per share basis, in which case such waiver shall require the prior approval of the holders of a majority of the shares of the affected series.

            (c) Any waiver given as provided in subsection (a) of this Section shall be binding on all holders of the Series C Preferred Stock. Any waiver given as provided in subsection (b) of this Section shall be binding on all holders of the Investor Preferred Stock.

      16. Method Of Giving Notices; Defects in Notices. All notices, requests, consents, demands, elections and other communications required or permitted hereunder shall be in writing and shall be given or delivered to the intended recipient at: (i) in the case of any holder of shares of Investor Preferred Stock, to such holder at his address appearing on the books of the Corporation or supplied by him in writing to the Corporation for the purpose of such notice; and (ii) in the case of the Corporation, to the Corporation at its principal office at 9531 West 78th Street, Minneapolis, Minnesota, or at such changed address as the Corporation may from time to time specify in writing to each holder of shares of Investor Preferred Stock. Any such notice, request, consent, demand, election or other communication shall be deemed to have been duly given or delivered if personally delivered or sent by registered or certified mail, return receipt requested, Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery or by telegram, telex or facsimile transmission and will be deemed given or delivered, unless earlier received: (1) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by telegram or telex or facsimile transmission, on the date sent and (4) if delivered by hand, on the date of delivery. No failure on the part of the Corporation to give any notice required by any provision of this resolution, nor any delay or defect in any such notice which is given or delivered or in the giving or delivery thereof, shall adversely affect the rights which the holders of the Series C Preferred Stock or the holders of the Investor Preferred Stock would have if such notice had been duly given on a timely basis, and such holders shall be entitled to exercise such rights from and at any time after they acquire actual knowledge of the matters required to be set forth in such notice.

      17. Specific Performance; Injunctive Relief. In addition to any other rights or remedies which may be available at law, in equity or by contract, any holder from time to time of shares of Series C Preferred Stock shall be entitled to obtain in any court of competent jurisdiction specific performance of, or an injunction or other order restraining any act or proposed act by the Corporation which would result in a violation of, any of the terms or provisions of this resolution.

      18. Amendment; Voting Rights.

            (a) This resolution may be amended from time to time by the Board of Directors with the affirmative vote or written consent of the Majority Holders and, if any Series B Shares are outstanding, with the affirmative vote or written consent of the holders of a majority of the Series C Shares then outstanding; provided, however, any such amendment which, by its terms, would have an adverse effect upon the shares of Series C Preferred Stock of any holders that does not affect all shares of Series C Preferred Stock on an equal per share basis shall also require the prior approval of such holder. Unless otherwise required by mandatory provisions of applicable law or the Series B Certificate of Designation, no vote or consent of the holders of any other class or series of the Corporation's stock shall be necessary.

            (b) The Series C Shares shall not carry voting rights except as provided in this resolution and except for any voting rights to which the holders thereof may be or become entitled under the General Corporation Law of the State of Delaware as in effect from time to time (or any successor statutory provisions) or other applicable law. The foregoing shall not prevent the Corporation from granting, by contract (including the Stockholders Agreement), or otherwise, to any Holder or Holders of any Series C Shares any consent or approval, veto or similar rights of any nature whatsoever.

            (c) Without the consent of the holders of at least 80% of the number of shares of Series C Preferred Stock then outstanding, the Corporation shall not amend, alter or repeal any provision of the Corporation's Certificate of Incorporation or any resolution of the Board of Directors establishing and designating any series or class of capital stock and determining the relative rights and preferences thereof, so as to effect any adverse change in the rights, privileges, powers or preferences of the holders of the Series C Preferred Stock.

      19. Decisions by Holders Generally. Unless otherwise expressly provided herein, all decisions and determinations required or permitted to be made hereunder by the Holders (including any decision as to whether to give any consent or approval) shall be made by the Majority Holders. To the maximum extent permitted by law, each Person who is or shall become a holder of any Series C Share waives all fiduciary duties to such Person, if any, that the Majority Holders, the Majority Senior Holders, any other Holder of any Series C Share or any holder of any Series B Share otherwise would or might have.


Dated: ___________, 1997



                                    MENTUS MEDIA CORP.


                                    By:
                                    Name:
                                    Title:


                                    By:
                                    Name:
                                    Title: